EXHIBIT 10.1
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                        ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT is made as of July 28, 2000, by and among Anchor Tiedown Systems, Inc., a Washington corporation ("Seller"), and James E. Claus, Arthur B. Richardson, Kenneth T. Boilen and Robert T. Claus and Janet M. Claus, husband and wife (the "Shareholders"), on the one hand, and Simpson Strong-Tie Company Inc., a California corporation ("Buyer"), on the other hand, with reference to the following facts:

Seller is engaged in the business principally of developing, designing, manufacturing, marketing, distributing and selling non-wooden structural assemblies used in building construction. Buyer is engaged in the business principally of developing, designing, manufacturing, marketing, distributing and selling connectors, fasteners and other products used in the construction industry. Seller desires to sell to Buyer and Buyer desires to purchase from Seller substantially all of the assets of Seller (the "Assets"), as a going concern, although Seller will continue to be liable, and Buyer will not assume or otherwise have any liability, for any of the debts or obligations of Seller (except for obligations accruing under certain contracts after their assignment to Buyer hereunder).

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein, Buyer, Seller and the Shareholders agree as follows:

1. Purchase and Sale. Subject to and in reliance on the respective representations, warranties and agreements of Seller, the Shareholders and Buyer and subject to the terms and conditions provided in this Agreement:

1.1 Assets. At the closing on the Closing Date (as that term is defined in section 2.5), Buyer shall purchase from Seller and Seller shall sell to Buyer all of the Assets, as follows:

1.1.1 Equipment and Furnishings. All apparatus, equipment, appliances, machines and machinery, devices, furniture, furnishings, tools, cloth and synthetic material goods, fuel, spare parts and supplies (collectively, the "Equipment");

1.1.2 Inventory. All inventory, whether held for sale or held for demonstration or as samples ("Inventory");

1.1.3  Intangible Property.  All intangible property
("Intangible Property"), including, without limitation,

(a) all right, title and interest of Seller in, to and under all leases, contracts and contract rights (including, without limitation, all licenses and license agreements) to which Seller is a party or which are for the benefit of Seller, and which are listed in Schedule 1.1.3(a) attached hereto (the "Assigned Contracts"); provided that Buyer shall not purchase or acquire any interest in, and the Assigned Contracts do not include, any automobile leases or any other contract or agreement that is not listed on
Schedule 1.1.3(a);

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(b)  all permits, authorizations and licenses, if any,
applicable to Seller or its business and assignable by Seller (whether or not subject to the consent or approval of any third party), including, without limitation, all findings, reports and approvals of the International Conference of Building Officials ("ICBO"), the ICBO Evaluation Service, Inc. or any other code approval agency (collectively, the "Code Approvals"), all of such Code Approvals being listed and described in Schedule 1.1.3(b) attached hereto;

(c) all secret inventions, letters patent, patent applications, trade secrets, know-how and other intellectual property, including, without limitation, the patents and patent applications listed and described on Schedule 5.1.13 attached hereto (the "Patent Rights");

(d) all confidential or proprietary information, documents, matter or materials, trade secrets, customer lists and information, know-how, technologies, algorithms and other intellectual property related to or useful in connection with any or all of the Assigned Contracts, the Code Approvals and the Patent Rights or any development, design, making, use, marketing, distribution or sales of products based thereon or other commercialization thereof (collectively, the "Trade Secrets"), which may consist of, among other things, ideas; designs; equipment; devices; patterns; electronically recordable data or concepts; computer programs, software and hardware; software and hardware enhancements, modifications and improvements; secret inventions; processes; compilations of information; books; papers; records and specifications; operating practices and related data; and

(e) all copyrights, trademarks, service marks, trade names (including, without limitation, all right, title and interest in and to the trademark "MBR System," the trademarks and trade names "Anchor Tiedown Systems" and "ATS," applications for the registration thereof, registrations thereof, and the goodwill associated therewith;

(f) all judgments, orders, decrees, files, books, records, financial statements, tax returns, correspondence, instruments, plans, projections, data, information and documents of or relating to the Assets or Seller's business;

(g)  all other accounts (including, without
limitation, accounts and notes receivable, except as set forth in Sections 1.1.5 and 4.26), chattel paper, contract rights and general intangibles; and

(h) all rights and obligations of Seller as a party to the litigation entitled Anchor Tiedown Systems, Inc. v. InQuest

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Engineering, LLC, et. al., filed in the United States District Court for the Western District of Washington under Civil Action No. C98-845 P.

(i)  all goodwill;

1.1.4 After-Acquired Assets. All property used or useful in Seller's business and acquired by Seller after the date hereof; and

1.1.5 Excluded Assets. Notwithstanding any of the foregoing provisions of this section 1.1, the Assets do not include, and Buyer shall not purchase from Seller, (a) any prepaid deposits or expenses of Seller,
(b) any cash, certificates of deposit, bank accounts, brokerages accounts, money market or similar accounts, (c) the lease for the real property located at 144 E SW 153rd, Burien, Washington, and all of Seller's furniture (excluding the filing cabinets) or office equipment located at such property, (d) the leases for the real property located at 2655 Cloverdale Avenue, Unit H and Unit O, Concord, California, (e) the personal drafting table owned by Arthur B. Richardson located at Seller's office in Mill Valley, California, (f) the lease for the real property located at 205 Camino Alto, Mill Valley, California and all of Seller's furniture (excluding the filing cabinets) or office equipment located at such property, (g) any automobile or lease thereof, (h) the accounts receivable outstanding for more than ninety days as of the Closing Date, (i) the promissory notes dated January 1, 1996, executed by Arthur B. Richardson in favor of Seller (j) the promissory note dated January 1, 2000, executed by Kenneth T. Boilen in favor of Seller, or (k) the promissory note dated January 1, 2000, executed by Arthur B. Richardson in favor of Seller. Such assets (the "Excluded Assets") shall be retained by Seller.

1.2 No Assumption of Liabilities. Anything herein to the contrary notwithstanding, the parties intend and agree that Buyer shall not under any circumstances assume or become liable for or obligated to pay or discharge any debt, duty, obligation or liability of Seller, and Seller shall pay and discharge all of the same as they become due; provided that Buyer shall assume and pay or discharge when due all debts, duties, obligations and liabilities of Seller accruing after the closing hereunder under all Assigned Contracts that are duly and validly assigned to Buyer on the Closing Date.

2. Payment and Delivery. Subject to and in reliance on the respective representations, warranties and agreements of Buyer, Seller and the Shareholders and subject to the terms and conditions provided in this
Agreement:

2.1  Purchase Price.  The purchase price of the Assets (the
"Purchase Price") shall be $4,300,000, which shall be paid to Seller, as provided below in this section 2, subject to the following adjustments:

(a)  The amount by which the Closing Date Receivables
(as defined herein) exceed $465,000 shall be added to the Purchase Price or the amount by which $465,000 exceeds the Closing Date Receivables shall be subtracted from the Purchase Price. "Closing Date Receivables" means the accounts receivable of Seller and Inventory value determined in accordance with Generally Accepted Accounting Principles ("GAAP") as of the Closing Date. For purposes of valuing such accounts receivable, accounts

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receivable outstanding (i) ninety days or less as of the applicable date will be valued at 100% of their face value, and (ii) more than ninety days as of the Closing Date will be valued at zero.

(b) $317,215 shall be deducted from the Purchase Price and paid to the account of Charles R. Condon ("C. Condon") as payment of all the remaining obligations of Seller pursuant to the Stock Redemption and Separation Agreement dated July 31, 1999, between Seller and C. Condon.

2.2  Payment at Closing.  On the Closing Date, Buyer shall pay the
Purchase Price to Seller by check or wire transfer in accordance with such written instructions as Seller may furnish to Buyer at least three business days prior to the Closing Date.

2.3  Delivery of Certain Assets.  At the closing on the Closing
Date, Seller shall deliver to Buyer (a) originals or true and complete copies of all Assigned Contracts, all Code Approvals and all Patent Rights,
(b) all warranties or guaranties received by Seller from any contractors, subcontractors, suppliers or materialmen in connection with Seller's business, (c) originals or true and complete copies of all building permits and certificates of occupancy in the possession of Seller that have been issued for the buildings occupied by Seller, (d) such written notices as Buyer may request, executed by Seller and addressed to all parties to Assigned Contracts (other than Seller) and to taxing authorities having jurisdiction over any or all of the Assets, notifying such parties and authorities of the sale of the Assets and changing the address for service of notice and delivery of statements and bills, (e) keys and combinations to all doors and gates in all premises occupied by Seller and all tangible personal property included among the Assets, which keys and combinations shall be properly and clearly tagged for identification, and (f) any other documents, instruments or agreements required hereunder which are not otherwise delivered.

2.4  Bill of Sale and Assignment.  At the closing on the Closing
Date, Seller shall deliver to Buyer a Bill of Sale and Assignment, in substantially the form of Exhibit A attached hereto (the "Bill of Sale"), listing or describing all of the Assets. Seller shall also deliver to Buyer at or prior to the closing evidence satisfactory to Buyer that as of the Closing Date there are no filings against Seller or any of the Assets in the office of either the Washington Secretary of State or the California Secretary of State or such other governmental officials under any applicable Uniform Commercial Code that would be a lien on any of the Assets specified (other than such filings, if any, as are released at the time of the closing).

2.5 The Closing. The closing of the sale and purchase of the Assets hereunder shall take place at the offices of Shartsis, Friese & Ginsburg LLP, counsel for Buyer, at One Maritime Plaza, 18th Floor, San Francisco, California, at 10:00 a.m., California time, on July 28, 2000, or at such other place, time and date as shall be mutually satisfactory to the parties (the "Closing Date"); provided that the closing may be extended, at the election of either party, to any date not later than September 30, 2000, if the condition in section 3.1.5 shall not have been satisfied or waived by Buyer. On the Closing Date, Seller shall deliver to Buyer, in addition to the matter otherwise required hereby, such other certificates, instruments and documents as Buyer may request to evidence or perfect Buyer's ownership of the Assets, and Seller shall turn over to Buyer possession of all of the Assets.

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2.6  Intentionally Omitted.

2.7 Allocation of Purchase Price. The parties shall allocate the Purchase Price among the Assets as set forth in Schedule 2.7 attached hereto. The parties agree consistently to state or report such allocation on all tax and information returns and statements and other statements, notices or other documents furnished or submitted to or filed with any governmental bureau, agency or instrumentality of the United States or any state, territory, protectorate, possession or other jurisdiction of the United States or any political subdivision thereof.

3.  Conditions to Parties' Obligations.

3.1 Conditions to Buyer's Obligations. The obligation of Buyer to purchase the Assets and all other obligations of Buyer hereunder shall be subject to the satisfaction on or prior to the Closing Date of the following conditions precedent:

3.1.1 Due Diligence. Buyer shall have completed to Buyer's satisfaction such review, examination and inspection of Seller's assets, business, operations and affairs as Buyer may consider advisable.

3.1.2 Representations and Warranties. The representations and warranties of Seller and the Shareholders in this Agreement shall be true and complete on and as of the Closing Date with the same effect as if those representations and warranties had been made on and as of the Closing Date, except for any of such representations and warranties made as of a specific date, which shall have been correct and complete as of such specific date, and Seller shall have delivered to Buyer a certificate to that effect dated the Closing Date and signed by the President and the Secretary of Seller.

3.1.3  Conditions and Covenants.  On or prior to the Closing
Date, Seller shall have performed or satisfied all covenants, agreements and conditions to be performed or satisfied on or prior to the Closing Date by Seller hereunder, and Seller shall have delivered to Buyer a certificate to that effect dated the Closing Date and signed by the President and the Secretary of Seller.

3.1.4 Consents and Waivers. Seller shall have obtained all necessary consents and waivers with respect to the sale, conveyance, transfer and delivery of Assets from all parties to any Assigned Contracts and Code Approvals, with regard to which any such consent or waiver is required to effect any of such sales, conveyances, transfers or deliveries, to prevent acceleration of the maturity of any indebtedness secured by a lien on real or personal property, or to prevent the termination of any of the Assigned Contracts and Code Approvals, except in any instance in which Buyer in its exclusive discretion deems the obtaining of such consents or waivers not material.

3.1.5 Permits. Buyer shall have obtained such licenses, permits, authorizations and approvals from all federal, state, local and other governmental agencies, instrumentalities and authorities that Buyer may consider necessary or advisable for its purchase of the Assets and for the conduct by Buyer of the business of Seller from and after the Closing Date as Seller has heretofore conducted such business.

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3.1.6  Inventory.  Buyer shall have inspected the Inventory and found it to be in good and marketable condition and otherwise satisfactory.

3.1.7 Books and Records. Seller shall have furnished to Buyer and Buyer shall have reviewed and approved all of the books and records of Seller.

3.1.8 Licenses and Contracts. Seller shall have furnished to Buyer and Buyer shall have reviewed and approved all of the licenses and permits to which clause (b) of section 1.1.3 refers (including, without limitation, all of the Code Approvals) and all Assigned Contracts and all other material contracts, agreements, purchase orders, leases, commitments or understandings, whether written or oral, relating to the business of Seller and to which Seller is a party or by which any of the Assets are bound or affected.

3.1.9 Bill of Sale. Seller shall have duly executed, acknowledged and delivered the Bill of Sale to Buyer.

3.1.10 Assignments of Intellectual Property. Seller shall have duly executed, acknowledged and delivered to Buyer the Assignments of Patent Rights (the "Patent Assignments") in substantially the form of Exhibits B attached hereto.

3.1.11 Business Relationship. Seller shall have furnished to Buyer the names and addresses and all pertinent information regarding all customers, employees, suppliers, distributors and others who have business relationships with Seller, and Buyer shall have satisfied itself that each of such relationships may reasonably be expected to be continued with Buyer from and after the Closing Date.

3.1.12 Opinion of Counsel. On the Closing Date, Seller and the Shareholders shall have delivered to Buyer an opinion, dated the Closing Date, of Walter B. Jaccard, Attorney at Law, counsel for Seller and the Shareholders, to the effects set forth in Exhibit D attached hereto.

3.1.13 Consulting Agreements.  Kenneth T. Boilen, Arthur B.
Richardson and Seller shall have delivered to Buyer a Consulting Agreement duly executed by him or it pursuant to section 4.18.2.

3.1.14 General Release of C. Condon. Sellers shall have delivered to Buyer a General Release executed by C. Condon, in substantially the form set forth in Exhibit F attached hereto.

3.2 Conditions to Seller's Obligations. The obligation of Seller to sell the Assets and all other obligations of Seller and the Shareholders hereunder shall be subject to the satisfaction on or prior to the Closing Date of the following conditions precedent:

3.2.1 Representations and Warranties. The representations and warranties of Buyer in this Agreement shall be true and complete on and as of the Closing Date with the same effect as if those representations and warranties had been made on and as of the Closing Date, and Buyer shall have delivered to Seller a certificate to that effect dated the Closing Date and signed by the President and the Secretary of Buyer.

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3.2.2  Conditions and Covenants.  On or prior to the Closing
Date, Buyer shall have performed or satisfied all covenants, agreements and conditions to be performed or satisfied on or prior to the Closing Date by Buyer hereunder, and Buyer shall have delivered to Seller a certificate to that effect dated the Closing Date and signed by the President and the Secretary of Buyer.

3.2.3 Consulting Agreements. Buyer shall have duly executed and delivered the Consulting Agreements with each of Kenneth T. Boilen, Arthur B. Richardson and Seller pursuant to section 4.18.2.

3.3  Failure of Condition.

3.3.1 Buyer's Remedies. If any of the conditions specified in section 3.1 are not satisfied, Buyer shall have the right, at its exclusive election, either to waive the condition in question and proceed with the purchase of the Assets or to terminate this Agreement; provided that the Closing Date may be extended, at Buyer's exclusive election, for a reasonable period to allow all of such conditions to be satisfied, subject to Buyer's further right to terminate this Agreement on the expiration of the period of the extension if all of such conditions shall not then have been satisfied. If Buyer so elects to terminate this Agreement, neither Buyer nor Seller nor any of the Shareholders shall have any further rights or obligations under this Agreement, except that the covenants and agreements in sections 4.3, 4.5.3, 4.5.4 and 4.11 shall survive any termination of this Agreement. Notwithstanding any of the foregoing provisions of this section 3.3.1 to the contrary, in the event of any breach by any of Seller and the Shareholders of any covenant or agreement herein or hereunder, Buyer may elect nevertheless either (a) to proceed with the purchase of the Assets, reserving the right to recover damages for such breach from Seller and the Shareholders, or (b) to terminate this Agreement by notice to Seller on or prior to the Closing Date, and on such termination, Buyer shall be relieved of all obligations and liabilities hereunder and Buyer may proceed against Seller and the Shareholders to recover any damages occasioned by such breach.

3.3.2  Seller's Remedies.  If any of the conditions in
section 3.2 are not satisfied, Seller shall have the right, at Seller's exclusive election, either to waive the condition in question and proceed with the sale or to terminate this Agreement; provided that the Closing Date may be extended, at Seller's exclusive election, for a reasonable period to allow all of such conditions to be satisfied, subject to Seller's further right to terminate this Agreement on the expiration of the period of the extension if all of such conditions shall not then have been satisfied. If Seller so elects to terminate this Agreement, neither Buyer nor Seller nor the Shareholders shall have any further rights or obligations under this Agreement, except that the covenants and agreements in sections 4.3, 4.5.3, 4.5.4 and 4.11 shall survive any termination of this Agreement.

4.  Covenants.

4.1 Permits. Buyer shall, at its own expense, forthwith apply for and diligently pursue the issuance of the licenses, permits, authorizations and approvals to which section 3.1.5 refers. Buyer shall take all reasonable actions to apply for the same and shall diligently and in good faith process such applications and avoid taking any action that would delay the investigation and processing thereof by the appropriate governmental authorities. Seller shall cooperate fully and in good faith with Buyer, as and to the extent that Buyer may reasonably request, in making and processing such applications, and Seller shall execute and deliver all such certificates, instruments and documents as Buyer may reasonably request in connection therewith.

4.2  Assignments of Permits, Contracts, Patent Rights and
Trademarks. Seller shall apply for and obtain legal, valid and binding assignments to Buyer of the permits, authorizations and licenses to which clause (b) of section 1.1.3 refers (including, without limitation, all of the Code Approvals) and to the Assigned Contracts, and all consents and waivers in connection therewith that Buyer may reasonably consider to be necessary or advisable. Seller shall also execute, acknowledge and deliver

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the Patent Assignments.  Seller shall cooperate fully and in good faith with Buyer to record the Patent Assignments in accordance with the requirements of the United States Patent and Trademark Office to effect the assignment and transfer of exclusive rights to the letters patent, applications for letters patent, trademark registrations and applications for trademark registrations included in the Assets. Buyer shall cooperate fully and in good faith with Seller, as and to the extent that Seller may reasonably request, in obtaining the same, and Buyer shall execute and deliver all such certificates, instruments and other documents as Seller may reasonably request in connection therewith.

4.3  Indemnity.

4.3.1  By Buyer.  Buyer agrees to indemnify and defend
Seller, its directors, officers, employees and agents and the Shareholders and to hold them harmless from and against any and all claims, liabilities, damages and expenses (including, without limitation, the fees and expenses of attorneys and expert witnesses, the costs of investigation and court costs) suffered or incurred by them, when and as suffered or incurred, whether or not any of such claims, liabilities, damages or expenses are suffered or incurred in connection with the ownership, operation, use, sale or possession of any of the Assets, directly or indirectly in connection with (a) the Assigned Contracts and arising after the Closing Date, to the extent that such claims, liabilities, damages or expenses are specifically disclosed in writing by Seller to Buyer and accepted by Buyer prior to the Closing Date, (b) as a direct or indirect result of any breach of any covenant, agreement, representation or warranty by Buyer hereunder, or (c) otherwise relating to Buyer's ownership, operation, use, sale or possession of any of the Assets and arising after the Closing Date.

4.3.2 By Seller and the Shareholders. Subject to the limitations set forth in Section 4.3.3(ii), Seller and the Shareholders jointly and severally agree to indemnify and defend Buyer and Buyer's directors, officers, employees and agents and to hold them harmless from and against any and all claims, liabilities, damages and expenses (including, without limitation, the fees and expenses of attorneys and expert witnesses, the costs of investigation and court costs) suffered or incurred by them, when and as suffered or incurred, whether or not any of such claims, liabilities, damages or expenses are suffered or incurred in connection with the ownership, operation, use, sale or possession of any of the Assets, directly or indirectly in connection with (a) the Assigned Contracts and arising on or prior to the Closing Date, to the extent that

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any of such claims, liabilities, damages and expenses are not specifically disclosed in writing by Seller to Buyer or are not accepted by Buyer prior to the Closing Date, or (b) any written or oral contracts, agreements, understandings or commitments that are not included in the Assets or are not legally and validly assigned hereunder, or (c) any breach of any covenant, agreement, representation or warranty by any of Seller and the Shareholders hereunder, (d) any infringement or violation by Seller of any intellectual property rights of any other person, or (e) any flaw or default in the design, materials used in, manufacture or installation of any Product manufactured or sold by Seller prior to the Closing Date, or
(f) the use or ownership of any of the Intangible Property, or (g) any failure by Seller to comply with any provision of the bulk sales laws, if any, of either of the States of California and Washington, Article 6 of the Uniform Commercial Code, as in effect in such states.

4.3.3  Limitations.

(i) Anything herein to the contrary notwithstanding, neither Buyer nor Seller and the Shareholders shall have any liability or obligation under section 4.3.1 or 4.3.2, respectively, (a) with respect to any claim, liability, damage or expense suffered or incurred by the other party unless and until (i) the amount of any individual claim, liability, damage, or expense exceeds $2,000, or (ii) the aggregate of all such claims, liabilities, damages and expenses exceed $25,000, or (b) with respect to any claim made against such party more than two years after the Closing Date.

(ii)  The obligation of each Shareholder to indemnify
Buyer as provided in Section 4.3.1 shall not in the aggregate exceed such Shareholder's prorata share of the Purchase Price received by Seller pursuant to this Agreement. A Shareholder's prorata share of the Purchase Price shall be determined by multiplying the Purchase Price by a fraction, the numerator of which is the number of shares of Seller owned by such Shareholder and the denominator of which is the number of shares of Seller owned by all the Shareholders.

4.4 Operation Prior to Closing Date. Prior to the closing on the Closing Date, Seller and the Shareholders shall use their best efforts to preserve the organization of Seller intact, keep available the services of Seller's employees and preserve Seller's relationships with suppliers, distributors, customers and others having business relations with Seller. Prior to the closing on the Closing Date and except as may be first approved by Buyer or as is otherwise permitted by this Agreement, (a) Seller shall conduct its business only in the usual and ordinary course and the character and extent of its business shall not be changed, (b) no increase shall be made in the compensation payable or to become payable by Seller to any of its employees, nor shall any bonus payment or arrangement be made by Seller to or with any such employee, provided that Seller may continue to pay its existing employees and contractors in accordance with agreements existing on the date of this Agreement, (c) Seller shall not acquire or dispose of any Assets except for sales of inventory in good faith in the usual and ordinary course of business and, in the event of any disposition of any Asset, shall replace such Asset as may be reasonable in the ordinary conduct of business, (d) Seller shall maintain all tangible Assets in good condition and repair (ordinary wear and tear excepted) and in accordance with all applicable laws, rules and regulations, as is reasonable in the ordinary course of business, and (e) Seller shall not, and the Shareholders shall not suffer or permit Seller to, declare or pay any dividend or other distribution to its shareholders, as such; provided that Seller may repay indebtedness to its Shareholders that is outstanding as of the date of this Agreement.

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4.5  Buyer's Investigation.

4.5.1 Entry and Inspection. Seller shall make available to Buyer and Buyer's officers, employees, attorneys, accountants and other authorized representatives reasonable access at all times to all of the Assets and related properties, operations, books and financial records, contracts, commitments and sales, production and maintenance records, will permit Buyer and such representatives to enter any real property occupied by Seller, will make Seller's officers, employees, agents, contractors and consultants available to Buyer and such representatives so that Buyer may make such inquiries as Buyer may deem appropriate, and will furnish Buyer with all information concerning the assets, operations, affairs and business of Seller as is required hereby or as Buyer may reasonably request.

4.5.2 No Waiver. Anything in this Agreement to the contrary notwithstanding, no inquiry or investigation by or on behalf of Buyer shall constitute a waiver of, negate, abrogate or otherwise affect the validity of any representation, warranty or covenant of Seller or the Shareholders in, pursuant to or in connection with this Agreement or modify or affect any of Seller's or any Shareholder's obligations or Buyer's rights herein or hereunder in the event of any breach of any such representation, warranty or covenant.

4.5.3  Indemnity.  Buyer agrees to indemnify and defend
Seller and hold Seller harmless from and against any and all mechanics' liens, physical damage to property or persons and claims arising therefrom, and losses arising out of any interference with contractual relations between Seller and third parties, if any of the foregoing result from entry by Buyer or such representatives on premises occupied by Seller pursuant to section 4.5.1.

4.5.4 Return of Materials. On any termination of this Agreement without consummation of the transactions contemplated hereby, Buyer shall return to Seller all documents, work papers and other materials (including all copies thereof) in connection with the transactions contemplated hereby and shall use all reasonable efforts to keep confidential any information obtained pursuant to this Agreement, unless disclosure is required by law or unless such information has otherwise been obtained by third parties without any obligation of confidentiality to Seller through no fault of Buyer.

4.6 Further Assurances. Seller and the Shareholders shall cooperate with Buyer, at Buyer's request, after the Closing Date and without further consideration, (a) to execute, deliver, record and publish as Buyer considers appropriate such other certificates, instruments and documents of sale, assignment, transfer and conveyance of the Assets, and take such other action, as Buyer may reasonably request more effectively to convey, assign, sell and transfer to or vest in Buyer, and to put Buyer in possession of, any and all of the Assets, (b) in the case of Assigned Contracts, if any, that have not at the Closing Date been transferred effectively due to the lack of consents of third parties, to continue to endeavor to obtain such consents promptly and, if any such consents are not obtainable, to provide Buyer with the benefit thereof in some other manner, and (c) to assist Buyer in connection with any actions, proceedings or arrangements or disputes relating to ownership of and other rights in the Assets. The parties shall each do or perform such further acts and things and execute and deliver such further certificates, instruments and other documents as may be reasonably necessary and proper to implement the intent of the parties as expressed in this Agreement.

4.7 Proceedings. Each party shall promptly inform the other of the making of any threat or claim or the commencement of any investigation, litigation or proceeding against or affecting Seller, the business or operations of Seller, the Assets or any of the transactions contemplated hereby.

4.8 Employees. From and after the closing hereunder, Buyer shall not assume any obligation or liability of any nature whatsoever with respect to, and shall have no duty to employ, any of the employees of Seller, or any consultants engaged to render services to Seller; and Seller shall deliver the Assets to Buyer free and clear of any such obligations, liabilities and duties. Notwithstanding the foregoing, Buyer shall be permitted to interview the individuals employed or engaged by Seller during the thirty-day period prior to the closing and the thirty-day period following the closing to determine which employees and consultants Buyer might desire to employ or engage after the Closing Date. The hiring of any such employees or consultants by Buyer shall be on such terms and conditions as may be agreeable to Buyer and shall be without regard to the terms and conditions of the employment or engagement of such individuals established by Seller prior to the Closing Date.

Notwithstanding the foregoing, Seller agrees to continue to employ those employees currently employed by Seller at its Mill Valley, Santa Clarita and Concord locations for a period of three months after the Closing Date, and thereafter on a month to month basis until written notice is given by either Buyer or Seller to the other party at least thirty days prior to termination of such arrangement. Seller agrees to cause such employees to perform services for the benefit of and on behalf of Buyer. Seller agrees to compensate such employees at the same rate of pay and in the same manner as such employees were compensated prior to the Closing Date, except that Phil Richardson's compensation will be increased from $2,350 to $3,000 per month. Buyer will compensate Seller for such employment payments pursuant to the Consulting Agreement between Buyer and Seller attached hereto as Exhibit E.

4.9 Sales Tax. Except as specifically provided in section 4.10, Seller shall pay when due, to the appropriate governmental authority or authorities, all sales, use and excise taxes and levies, if any, arising from the sale of any of the Assets hereunder.

4.10 Prorations. Real property taxes, water, sewer, gas, electric, telephone and other utility charges, permit fees, inspection fees and other expenses normal to the operation and maintenance of the business of Seller shall be prorated as of 12:01 a.m. on the Closing Date on the basis of a 365-day year. If any of the aforesaid prorations cannot be calculated accurately at such time on the Closing Date, the same shall be calculated within thirty days after the Closing Date and either party owing the other a sum of money based on such subsequent proration shall promptly pay said sum to the other party.

4.11 Expenses. Each party shall pay all costs, expenses and fees of his or its own attorneys, accountants, auditors and other advisers and consultants incurred in negotiating the terms and conditions of this Agreement, making any investigation in connection herewith, preparing and executing this Agreement and any certificates, instruments and documents necessary in connection herewith and consummating the transactions contemplated hereby.

4.12 Risk of Loss. Risk of loss, damage or destruction of any of the Assets shall be borne by Seller until the closing on the Closing Date and delivery of possession thereof to Buyer.

4.13 Casualty and Condemnation. If, prior to the closing on the Closing Date, any of the Assets or any part of any Asset is destroyed or materially damaged, or if condemnation proceedings are commenced against any of the Assets, Buyer shall have the right, exercisable by notice to Seller within fifteen days after receiving actual notice of such damage, destruction or condemnation proceedings, to terminate this Agreement, in which event neither Seller nor the Shareholders nor Buyer shall have any further rights or obligations hereunder, except that the covenants and agreements in sections 4.3, 4.5.3, 4.5.4 and 4.11 shall survive such termination. If Buyer does not so elect to terminate this Agreement, Buyer may elect to accept the Assets in their then condition and all proceeds of insurance or condemnation payable to Seller by reason of such damage, destruction or condemnation shall be paid and assigned to Buyer. In the event of any immaterial damage to any Assets that Seller is unwilling to repair or replace, Buyer shall have the right, exercisable by notice within fifteen days after receiving actual notice of such damage, either (a) to terminate this Agreement as provided above in this section 4.13 or (b) to accept the Assets in their then condition and proceed with the purchase, in which event Buyer shall be entitled to a reasonable reduction of the Purchase Price to offset the cost of repairing or replacing the damaged Assets.

4.14 Buyer's Consent to New Contracts. Seller shall not hereafter enter into any oral or written lease, amendment of lease, contract, agreement, commitment or understanding pertaining to any of the Assets, other than in the ordinary course of business as heretofore conducted, without obtaining Buyer's prior written consent thereto, which consent shall not be unreasonably withheld.

4.15 Brokers and Finders. Buyer represents and warrants to Seller and the Shareholders, and Seller and the Shareholders represent and warrant to Buyer, that it or they, respectively, have not had any contact or dealings regarding any of the Assets, or communications in connection with the subject matter of this Agreement, with or through any broker or finder who can claim a valid and lawful right to a commission or fee as a procuring cause of the transactions contemplated hereby. If any such broker or finder perfects a claim for any commission or fee based on any such contact, dealings or communications, the party or parties through whom or by whose authority such broker or finder makes such claim shall be responsible for such commission or fee and all costs and expenses (including reasonable attorneys' fees) incurred by the other party or parties in defending the same.

4.16 No Solicitation. Prior to the Closing Date, Seller shall not contact, solicit or discuss or negotiate with any person other than Buyer any of the transactions contemplated hereby, the possible sale to any person of the Assets or any substantial part thereof or any possible business combination involving Seller.

4.17 Publicity. Prior to the closing on the Closing Date, no publicity, release, announcement, notice, statement or report concerning the transactions contemplated hereby shall be issued by any party without the prior approval of the form and substance thereof by Buyer and Seller;

provided that Buyer and its affiliates shall have the right, in their absolute discretion, to make or file with the Securities and Exchange Commission or any other governmental agency such releases, announcements, notices, statements or reports as they may determine to be necessary or advisable for Buyer or any of its affiliates to comply with applicable laws, rules and regulations.

4.18 Consultation.

4.18.1 By Seller. From and after the Closing Date, Seller shall, without further consideration, cooperate with and assist Buyer in effecting an orderly transition of ownership and operation of the Assets and the business of Seller as contemplated hereby.

4.18.2 By Richardson, Boilen and Seller. Buyer agrees to engage as independent contractors and consultants, Arthur B. Richardson, Kenneth T. Boilen and Seller (the "Consultants"), and the Consultants agree to be so engaged by Buyer, to perform such services as Buyer may reasonably request to facilitate an orderly transition of Seller's business to Buyer and to promote and market products. At the Closing, each of the Consultants and Buyer shall enter into a Consulting Agreement in substantially the form set forth in Exhibit E attached hereto.

4.19 Noncompetition. None of Seller and the Shareholders shall, at any time within five years after the Closing Date, directly or indirectly, own an interest in, join, operate, control or participate in, or be connected as an officer, employee, agent, independent contractor, consultant (except pursuant to section 4.19.2), partner, member, manager, shareholder (except as holder of not more than one percent of the outstanding stock of any corporation, which stock is actively and publicly traded) or principal with, any corporation, limited liability company, partnership, joint venture, proprietorship, association, firm or other entity or person engaged in any business that would be competitive with the business of Seller as conducted by Seller on or prior to the Closing Date in any state where Seller shall have conducted business or where any customer of Seller is located on or prior to the Closing Date.

4.20 Name Change. On or promptly after the Closing Date (and in any event within ten days thereafter), Seller shall change its name to a name that does not include any of the words in Seller's name at the date hereof or any variation or abbreviation thereof, which new name is not similar to Seller's name at the date hereof.

4.21 Project Work Files. Buyer agrees to maintain, for a period of five years after the Closing Date, Seller's Project Work Files (as defined herein) purchased by Buyer hereunder. During that period, Buyer shall afford Seller access to and permit Seller to make copies of the Project Work Files; provided that Seller first shall request the same by notice to Buyer that includes a statement of purpose for such access, and Buyer shall have approved such request, which approval shall not be unreasonably withheld. For purposes of this Agreement, "Project Work Files" means Seller's blueprints, contracts, invoices, receipts and other documents pertaining to completed or prospective projects and customer contacts, which are included in the Assets.

4.22 Introductions of Buyer.  Within thirty days of the Closing
Date, Seller shall introduce Buyer to all customers, employees, suppliers, distributors and others who have or had a business relationship with Seller prior to the Closing Date.

4.23 Job Bid Proposals. Buyer agrees to honor all reasonable job bid proposals that shall have been issued by Seller, prior to the Closing Date in the ordinary course of business consistent with past practice, and which remain valid for sixty days from their respective issue dates.

4.24 Seller's and Shareholders' Representative. Seller and the Shareholders hereby designate and appoint James E. Claus as their attorney-in-fact and agent, to act in their place and stead and on their behalf, in connection with all matters arising under or relating to this Agreement, including, without limitation, the defense and settlement of all claims within the scope of their indemnification obligations under section 4.3.2 of this Agreement. Such attorney-in-fact shall have full power and authority to do and perform every act, deed, matter and thing whatsoever in connection therewith, as fully and effectually to all intents and purposes as Seller or the Shareholders might or could do in person if personally present. This power of attorney shall become effective on the date of this Agreement and shall terminate when all of Seller's and the Shareholders' obligations under this Agreement have been satisfied in full or expired. This power of attorney shall not be affected by the disability or death of any of the Shareholders and shall be irrevocable for its term. Any person acting without negligence and in good faith in reasonable reliance on this power of attorney shall not incur any liability thereby. Any actions so taken, unless otherwise invalid or unenforceable, shall be binding on the successors, assigns, heirs and personal representative of Seller and the Shareholders. Buyer shall be entitled to rely on instructions of the attorney-in-fact without reservation, unless and until all the Shareholders and Seller state to the contrary by written notice to Buyer signed by all of them.

4.25 Real Property Leases. Seller agrees to continue to lease (i) the real property located at 205 Camino Alto, Mill Valley, California ("Mill Valley Location") for a period of three months after the Closing Date, and thereafter on a month to month basis until either Buyer or Seller gives the other party written notice at least thirty days prior to termination of such arrangement, (ii) the real property located at 2655 Cloverdale Avenue, Unit H and Unit O, Concord, California ("Concord Location") for a period of one month after the Closing Date, and thereafter on a month to month basis until either Buyer or Seller gives the other party written notice at least thirty days prior to termination of such arrangement, and (iii) the real property located at 144 E SW 153rd, Burien, Washington ("Burien Location") for a period of three months after the Closing Date, and thereafter on a month to month basis until either Buyer or Seller gives the other party written notice at least thirty days prior to termination of such arrangement. Buyer agrees to pay Seller $4,158 per month for costs incurred in maintaining the Mill Valley Location, which payment includes rental payments to be paid by Seller to the landlord, utility payments, telephone service payments and other costs and expenses incurred in maintaining an office at such location. Buyer agrees to pay Seller $2,280 per month for costs incurred in maintaining the Concord Location, which payment includes rental payments to be paid by Seller to the landlord, utility payments, telephone service payments and other costs and expenses incurred in maintaining an office at such location. Buyer agrees to pay Seller $17,500 per month for costs incurred in maintaining the Burien Location, which payment includes rental payments to be paid by

Seller to the landlord, utility payments, telephone service payments, monthly salary payments to James E. Claus and Elaine McKeever and other costs and expenses incurred in maintaining an office at such location. Seller agrees to use such payments to pay the respective landlords and utility, telephone services and other expenses incurred at such locations. Seller agrees to allow Buyer to store and access (during normal business hours) the inventory and Project Work Files currently located at the Mill Valley Location, the Burien Location and the Concord Location and purchased by Buyer hereunder.

4.26 Accounts Receivable. The parties agrees that the accounts receivable outstanding for more than ninety days as of the Closing Date shall remain the property of Seller, and Seller shall hold and attempt to collect such accounts for the benefit of Seller; provided, that Seller shall use or employ, or authorize any third party to use or employ, only those collection practices and/or procedures with respect to such accounts receivable that were employed by Seller in the ordinary course of business prior to the Closing Date. Buyer shall not have (i) any right to receive any of such collections and (ii) any obligation to assist Seller in the collection of such accounts receivable.

5.  Representations and Warranties.

5.1 Of Seller and the Shareholders. Seller and Shareholders, jointly and severally, hereby represent and warrant to and agree with Buyer, as follows:

5.1.1 Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington, and has full power and authority to carry on its business as now conducted and to own its assets. Seller is duly qualified to conduct business and is in good standing as a foreign corporation under the laws of the State of California and each other jurisdiction where, by virtue of its business conducted therein, it is required to be so qualified. The copies of the Articles of Incorporation and Bylaws of Seller heretofore delivered by Seller to Buyer are true and complete copies thereof as in effect on the date hereof. The minute books of Seller, true and complete copies of which have heretofore been furnished by Seller to Buyer, contain substantially accurate records of all meetings of Seller's Board of Directors, all committees of such Board of Directors, and Seller's shareholders since inception and accurately reflect all material transactions to which such minutes refer.

5.1.2 Capitalization. The authorized capital stock of Seller consists of 50,000 shares of common stock, of which 32,222 shares have been validly issued and, except as set forth on Schedule 5.1.2, are outstanding, fully paid, nonassessable and free of preemptive and similar rights. Such issued and outstanding shares and all right, title and interest therein, of record and beneficial, are owned by the persons and in the amounts stated on Schedule 5.1.2 attached hereto.

5.1.3 Subsidiaries. Seller has no subsidiaries and does not own of record or beneficially any capital stock or other equity securities issued by any other person.

5.1.4 Options, Warrants, Convertible Securities, etc. There are no outstanding options, rights, warrants, convertible securities, commitments or agreements calling for the issuance or the transfer, sale or disposition by any person of any shares of capital stock of Seller or of any securities convertible into or exchangeable therefor, except as set forth in the Articles of Incorporation of Seller and in a Shareholders Agreement, dated as of January 1, 2000, between Seller and the Shareholders, true and complete copies of which, as currently in full force and effect, have been delivered to Buyer.

5.1.5 Directors and Officers. The directors and officers of Seller are as set forth on Schedule 5.1.5 attached hereto. No other person is a director or officer of Seller.

5.1.6 No Restriction on Transaction. Neither Seller nor any of the properties, business or operations of Seller is subject to (a) any mortgage, pledge, lien, claim, charge, encumbrance, security interest or other restriction or defect in title (each, a "Lien"), except as shown on
Schedule 5.1.6 attached hereto, each of which Liens will be discharged and released on or prior to the Closing Date, or (b) any indenture, lease, agreement, instrument, law, statute, code, ordinance, rule, regulation, order, judgment or decree, or any other restriction, that would interfere with consummation of the transactions contemplated by this Agreement or the conduct by Seller of its business and operations hereafter or the conduct of such business by Buyer from and after the closing hereunder. This Agreement has been duly authorized, executed and delivered by each of Seller and the Shareholders and is the legal, valid and binding agreement of each of them, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally and except for limitations imposed by general principles of equity on the availability of equitable remedies.

5.1.7 No Conflicts. Except as set forth on Schedule 5.1.7, the execution and delivery by each of Seller and the Shareholders of this Agreement, the performance by each of them of its or his respective obligations hereunder and its or his performance of, fulfillment of and compliance with all of the terms and conditions hereof, do not and will not conflict with, breach or result in a breach of the terms, conditions or provisions of, or constitute a default under, result in the creation of any Lien on any of its or his properties pursuant to, give any third party the right to accelerate any obligation under, violate or result in a violation of, or require any authorization, consent, approval, exemption or other action by or notice to any person or any court or administrative or governmental body or agency pursuant to, any agreement, indenture, mortgage, instrument, law, statute, code, ordinance, rule, regulation, order, judgment or decree to or by which any of them or any of the Assets is a party, is subject or is bound.

5.1.8  Financial Statements.  Seller has furnished to Buyer
Seller's financial statements consisting in each case of unaudited balance sheets as of December 31, 1998 and 1999, and the related unaudited statements of earnings for the years then ended, and Seller's unaudited balance sheet as of March 31, 2000, and the related statements of earnings for the three-month period then ended. Such financial statements are complete and correct and fairly present the financial position and results of operations of Seller at the dates and for the periods indicated, except that Seller does not perform a physical inventory of Product in its warehouse at the end of the month. At the respective dates of such financial statements, there were no material liabilities of Seller (actual, contingent or accrued), which should have been shown or reflected therein or in the notes thereto but which are not shown or reflected therein.

5.1.9 Changes in Condition. Since March 31, 2000, there has not been (a) any change in the assets or liabilities or condition (financial or other) of Seller from that set forth in Seller's balance sheet as of that date, except changes in the ordinary course of business, none of which has been material or adverse, (b) any damage, destruction or loss materially or adversely affecting Seller or its business or the Assets, whether covered by insurance or not, (c) any substantial increase in the compensation paid or payable to any employee of Seller, including any direct or indirect form of payment made to or with respect to any such person, or (d) any labor dispute involving Seller.

5.1.10 Books of Account. The books of account of Seller are complete and correct in all material respects and have been furnished to Buyer, and all monies due or to become due from or to or owing by, and all liabilities (actual, contingent or accrued) of, Seller by reason of any transaction, matter, cause or thing, which should be entered therein, have been duly, correctly and completely entered therein.

5.1.11 Validity of Contracts. The Assigned Contracts are legal, valid, binding and subsisting agreements of Seller and each other party thereto, enforceable against each other party thereto in accordance with their respective terms; provided that certain executed proposals may be cancelled or terminated by the third party thereto prior to performance by Seller. No party to any contractual arrangements with Seller (including Seller) is not in compliance with or is in default (without regard to any requirement of notice or grace period or both) in the observance or performance of any term, condition or provision of any such contractual arrangement relating to or affecting Seller or its business or the Assets in any manner so as presently or at any future time to have any material adverse effect on Seller or its business, operations or financial condition or any of the Assets.

5.1.12 Properties.

(a) Seller has all requisite power, capacity and authority to own and hold, and has good and marketable indefeasible title to, all of the Assets, which are all of the assets and properties used or useful in or in connection with Seller's business, subject to no Lien, excepting only such as will be discharged or released on or prior to the Closing Date, the Assigned Contracts and minor easements and exceptions, none of which will interfere with the use by Buyer of the Assets.

(b) At the closing on the Closing Date, Buyer will acquire good and marketable indefeasible title to all of the Assets, subject to no Lien, except only the Assigned Contracts.

(c) No condemnation proceeding or eminent domain proceeding of any kind is pending or, to the best knowledge of Seller and the Shareholders, contemplated or threatened, against any of the Assets.

(d)  To the best knowledge of Seller and the
Shareholders, no permits, licenses or certificates pertaining to the ownership or operation of any of the Assets, other than those that are transferable therewith and those to which section 3.1.5 refers, are required by any governmental agency having jurisdiction over any of the

Assets or Seller's business or operations. Seller has furnished to Buyer true and complete copies of all Code Approvals relating to any one or more products designed, developed, manufactured or marketed by Seller. All such Code Approvals are valid and in full force and effect and are based on and supported by bona fide, accurate and complete test results, engineering calculations and other information procured by Seller and furnished to ICBO or any other code approval agency. The load values and other information set forth in each such Code Approval are accurate and complete. Seller has disclosed to Buyer that certain Code Approvals listed on Schedule 1.1.3(d) expire as of August 1, 2000 and September 1, 2000, and Buyer has agreed to take full responsibility for obtaining renewal of such Code Approvals; provided that Seller shall cooperate with Buyer in obtaining such Code Approvals, at Buyer's request, after the Closing Date and without further consideration.

5.1.13 Intellectual Property.

(a)  "Intellectual Property" means all Code Approvals,
Patent Rights, Trade Secrets, trademarks, service marks, trade names and copyrights and all rights and licenses relating thereto and all other tangible or intangible proprietary information and materials used or useful in Seller's business, as well as all registrations and pending applications for registration of any of the foregoing in any jurisdiction, and including each license, sublicense or other contract relating thereto. Except as set forth on Schedule 5.1.13, Seller owns absolutely and exclusively all of the Intellectual Property used or useful in Seller's business free and clear of any Lien. To the best knowledge of Seller and the Shareholders, Seller has fully disclosed to Buyer all material information regarding the Intellectual Property, all of which is listed and described on Schedule
5.1.13 attached hereto.

(b) Schedule 5.1.13 sets forth a complete and correct list and description of all of the following Intellectual Property owned by Seller and a corresponding list of each jurisdiction in which a patent or registration for such item has been issued or in which an application has been filed therefor in the name of Seller: (i) letters patent and patent applications, (ii) trademarks, service marks and trade names, and (iii) copyrights. Except as set forth on Schedule 5.1.13, each item set forth on
Schedule 5.1.13 that is registered is registered in the name and for the exclusive benefit of Seller.

(c) Except as set forth on Schedule 5.1.13, Seller has sole and exclusive rights to, and no other person or entity has any claim of ownership or option to purchase, whether joint or individual, with respect to, the Intellectual Property. Except as set forth on Schedule 5.1.13, each patent and each registration listed on Schedule 5.1.13 is valid, enforceable, subsisting and in full force and effect and has been duly prosecuted, registered and maintained by Seller in each jurisdiction listed. No pending application for a patent or for registration of a trademark has been rejected, suspended, made a subject of an office action or other challenge by the agency with which such application has been filed or by any third party, except as disclosed in Schedule 5.1.13. Excepted as disclosed on Schedule 5.1.13, no patent has been claimed or adjudicated to be invalid or unenforceable as a whole or in part, no trademark or service mark has been the subject of any claim of abandonment or otherwise challenged as invalid and no copyright has been invalidated or alleged to be in the public domain. No patent or registration is subject to any current tax, maintenance fee or renewal fee which has not been paid. All trademarks, service marks and trade names set forth on Schedule 5.1.13 have been used continuously by Seller since adoption by Seller.

(d)  All of the Trade Secrets are valid and
protectable, are not publicly known and have not been disclosed or otherwise made available to any person except pursuant to a written confidentiality agreement. Seller has taken all reasonable and appropriate steps to protect and preserve all of the Trade Secrets and all other Intellectual Property that is not otherwise protected by patents or by copyright registrations. Each item of the Trade Secrets qualifies as a "trade secret" under the Uniform Trade Secrets Act as enacted as part of the California Civil Code. Seller does not possess and has not used in its business any confidential information or trade secrets owned by any person other than Seller except in strict compliance with the terms and conditions of a valid and enforceable agreement between Seller and the owner or owners of such trade secret or confidential information.

(e) Seller owns or is licensed or otherwise possesses legally enforceable rights to use all Intellectual Property that is used or useful in the business of Seller. No license, consent or other authorization is required from any third party with respect to any Intellectual Property used or useful in the business of Seller or, if so required, each such license or consent has been obtained, is valid and enforceable in accordance with its terms and is in full force and effect and is not the subject of any notice of termination or nonrenewal, and there is no default or alleged or threatened default with respect to any such license or consent.

(f)  Seller's possession and use of the Intellectual
Property does not conflict with, infringe, violate, interfere with or constitute a misappropriation of any right, title, interest or goodwill of any other person. None of Seller and the Shareholders possesses any information or is otherwise aware of any basis for any claim against Seller with respect to any infringement, misappropriation or other misuse of any intellectual property of any third party. Seller has not infringed, misappropriated or misused and is not now infringing, misappropriating or misusing any intellectual property belonging to any other person.

5.1.14 Tax Returns and Payments. Seller has filed all tax and information returns and reports required by law to be filed by Seller, including those with respect to receipts, income, sales, use, value added, ad valorem, withholding, social security, excise, franchise and unemployment taxes. All returns are proper and all taxes shown to be due and all additional assessments and charges on Seller or on or measured by properties, assets, receipts, income, sales or payroll of Seller have been paid. The reserves for current taxes accrued on the books of Seller are reasonable and substantially adequate in amount. Seller has not received any notice of assessment or proposed assessment of any United States, state, municipal or other tax on or measured by income, receipts or sales, nor to the best of Seller's and the Shareholders' knowledge, is there any basis for any additional assessment of any such tax.

5.1.15 Litigation. Except as set forth on Schedule 5.1.15,
Seller is not a party to any pending, and neither Seller nor any of the Shareholders has any notice or knowledge of any threatened or any knowledge of any basis for any, action, suit, proceeding or investigation, at law or in equity or otherwise, in, before or by any court or arbitrator or any governmental board, commission, agency, department or officer, in which an adverse determination could have any material adverse effect on Seller or its business, operations or financial condition or on any of the Assets.

5.1.16 Employee Claims. No present or former employee or consultant of Seller has asserted any material claim directly or indirectly gainst Seller or its business or the Assets on account of or for (a) overtime pay, other than overtime pay for work done in the current payroll period, (b) wages or salary for any period other than the current payroll period, (c) any material amount of vacation time off or pay in lieu of vacation time off, other than vacation time off (or pay in lieu thereof) earned in or in respect of the current fiscal year, or (d) any violation of any statute, ordinance or regulation relating to minimum wages or maximum hours of work. To the best knowledge of Seller and the Shareholders, no person or party (including, but not limited to, governmental agencies of any kind) has asserted any claim, or has any basis for any action or proceeding, against Seller under or arising out of any statute, ordinance or regulation relating to discrimination in employment or employment practices.

5.1.17 Contracts for Personal Services. Seller is not a party or subject to any contract, agreement or commitment, written or oral, for or relating to personal services rendered or to be rendered to Seller, and the Assets do not include, and after the closing hereunder will not be affected by, any such contract, agreement or commitment.

5.1.18 Employee Benefit Arrangements.  Except as set forth on
Schedule 5.1.18, Seller is not a party to or bound by any contract, agreement or commitment by the terms of which any person is or may become entitled (for any reason or in any capacity) to any share in the proceeds, earnings or profits of Seller or its business or of any department, division or other unit of Seller or its business, and Seller has no pension or retirement income plan, contract, agreement or commitment in force for the benefit of any of its employees or consultants, the obligations under which will not at the Closing Date have been fully discharged. No person or party has asserted any claim under which Seller has any liability under any health, sickness, disability, medical, surgical, hospital or similar benefit plan or arrangement (whether legally binding or not) maintained by Seller, or to or by which Seller or its business or any of the Assets is a party or is subject or is bound, or under any workers' compensation or similar law, which is not fully covered by insurance maintained with reputable, financially responsible insurers.

5.1.19 Collective Bargaining Agreements. Seller is not a party to or bound by any collective bargaining agreement or other labor agreement with any bargaining agent (exclusive or otherwise) of any of its employees, except only for such collective bargaining agreements as shall have been terminated and fully performed and discharged by Seller on or prior to the Closing Date.

5.1.20 Other Interested Parties. Seller has not adopted or become a party to any plan, contract, agreement or commitment for the sale, distribution or issuance of any interest in Seller or its business or any of the Assets to any person (other than as provided herein).

5.1.21 Contracts for Purchase or Sale. Seller is not a party to or bound by any contract, agreement or commitment with any person or party for the purchase of any properties or assets which requires that payment for such properties or assets shall be made whether or not delivery is ever made thereof, and Seller is not a party to or bound by any other contract, agreement or commitment for the purchase or for the sale of any properties or assets of any nature, except only such as have been made in the ordinary course of business.

5.1.22 Insurance. To the best knowledge of Seller and the Shareholders, all of the tangible Assets are insured to their full replacement value with financially sound and reputable insurers. Schedule
5.1.22 attached hereto contains a true and complete list and description of all insurance policies of which Seller is the owner or beneficiary.

5.1.23 Condition of Assets. All of the tangible Assets are in good operating condition and repair and in compliance with all applicable laws and regulations. The use and operation of the Assets is in full compliance with applicable building codes, environmental, zoning and land use laws, and all other local, state and federal laws and regulations. All of the Assets described in clause (g) of section 1.1.3 will have arisen or accrued, at the Closing Date, in the ordinary course of business, will at the Closing Date represent legal, valid and binding obligations due to Seller, and will at the Closing Date be collectible in the ordinary course of business in the full recorded amounts thereof (except only for any thereof for which reserves have been established on Seller's balance sheet as of March 31, 2000). The Inventory is in good and merchantable condition, reasonably in balance and currently of a usable and saleable quality.

5.1.24 Licenses. Seller has obtained, and the Assets include, all licenses, permits, easements and rights of way, but excluding those to which section 3.1.5 refers, required from all governmental authorities having jurisdiction over Seller or any of the Assets or from private parties, for the normal use and operation of the Assets and Seller's business and to insure vehicular and pedestrian ingress to and egress from the premises where the Assets are located.

5.1.25 Additions. Seller is not a party to any contract, agreement or commitment for any additions, repairs or improvements to any Assets for which payment has not been made in full.

5.1.26 No Liens. None of the Assets is subject to or affected by any Lien, and no such Lien has been claimed and there is no basis for any such claim.

5.1.27 Compliance with Laws. Seller has complied with, and is not in violation of or default under, any laws, rules, regulations, orders or decrees applicable to Seller or any of the Assets. To the best of Seller's and the Shareholders' knowledge, (a) the sale and assignment hereunder of the Assets to Buyer will include all rights necessary to ensure compliance with all governmental statutes, laws, rules and regulations, and (b) since December 31, 1999, no law, code, regulation or ordinance has been adopted or is pending before ICBO or any other code approval agency or any legislative or administrative body in any jurisdiction where Seller carries on its business, which would, if adopted or enacted, materially and adversely affect such business as now conducted.

5.1.28 Buyer's Use. None of Seller and the Shareholders has any knowledge of any plan, study or effort of ICBO or any other code approval agency or any governmental authority that would materially affect the business of Seller or the use of the Assets, or any portion thereof, for their intended uses, or of any intended public improvements that could result in any charge being levied against, or any Lien assessed on, Seller or its business or any of the Assets. None of Seller and the Shareholders has any notice or knowledge of any facts that would adversely affect Buyer's usage and operation of the Assets after the closing hereunder in the manner in which the Assets are now used and operated by Seller.

5.1.29 Environmental Matters. Seller is in compliance with every, and has no liability (actual, fixed, contingent, matured, unmatured, liquidated, unliquidated or accrued) under any, law, code, statute, ordinance, rule or regulation relating to the environment or the discharge of matter into the air, ground or water, or the generation, disposal or storage of any substance, which liability arises or results, or may arise or result, from any act or omission of Seller. There has been no production, disposal or storage on or in any properties used, possessed or occupied by Seller, nor any use in the construction or operation thereof, of any hazardous waste or toxic substance, nor, to the best of Seller's and the Shareholders' knowledge, by any previous owner, tenant or user thereof. To the best of Seller's and the Shareholders' knowledge, no claims, actions, suits, proceedings, investigations or inquiries are pending or contemplated or have been threatened and no judgments have been entered by or before any court or governmental authority or agency concerning any of such laws, codes, statutes, ordinances, rules, or regulations or any such production, disposal or storage.

5.1.30 Disclosure. Neither this Agreement nor the financial statements delivered as provided in section 5.1.8 nor any exhibit or schedule hereto nor any other certificate, instrument, document or information furnished by Seller or any of the Shareholders to Buyer hereunder or in connection herewith contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained therein or herein not misleading. To the best knowledge of Seller and the Shareholders, there is no fact which adversely affects or in the future may (so far as Seller and the Shareholders can reasonably foresee) materially adversely affect any of the Assets or the business of Seller that has not been set forth herein or in an exhibit or schedule hereto or otherwise disclosed in writing to Buyer.

5.2 Of Buyer. Buyer hereby represents and warrants to and agrees with Seller, as follows:

5.2.1 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has full corporate power and authority to carry on its business as now conducted and to own its assets.

5.2.2 No Restrictions on Transaction. Buyer is not subject to any charter provision, bylaw, Lien, indenture, lease, agreement, instrument, law, rule, regulation, order, judgment or decree or any other restriction that would interfere with consummation of the transactions contemplated by this Agreement. This Agreement has been duly authorized, executed and delivered by Buyer and is the legal, valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar law relating to or affecting the rights of creditors generally and except for limitations imposed by general principles of equity on the availability of equitable remedies.

5.2.3 No Conflicts. The execution and delivery by Buyer of this Agreement, the performance by Buyer of its obligations hereunder and its performance of, fulfillment of and compliance with all of the terms and conditions hereof, do not and will not conflict with, breach or result in a breach of the terms, conditions or provisions of, or constitute a default under, result in the creation of any Lien on any of its properties pursuant to, give any third party the right to accelerate any obligation under, violate or result in a violation of, or require any authorization, consent, approval, exemption or other action by or notice to any person or any court or administrative or governmental body or agency pursuant to, any agreement, indenture, mortgage, instrument, law, statute, code, ordinance, rule, regulation, order, judgment or decree to or by which Buyer is a party, is subject or is bound.

5.2.4 Litigation. Buyer is not a party to any pending, and has no notice or knowledge of any threatened or any knowledge of any basis for any, action, suit, proceeding or investigation, at law or in equity or otherwise, in, before or by any court or arbitrator or any governmental board, commission, agency, department or officer, in which an adverse determination could have a material adverse effect on the execution, delivery or performance by Buyer of this Agreement.

5.3 Survival. All representations, warranties and agreements in this Agreement shall survive any investigation made by or on behalf of any party and shall survive the consummation of the transactions contemplated by this Agreement and shall terminate on the second anniversary of the Closing Date.

6. Attorneys' Fees. If any party hereto shall fail to perform any of its or his obligations under this Agreement or if a dispute arises concerning the meaning or interpretation of any provision of this Agreement, the defaulting party or parties or the party or parties not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party or parties in enforcing or establishing their or its or his rights hereunder, including, without limitation, court costs and the fees and expenses of attorneys and expert witnesses.

7.  Time.  Time is of the essence of this Agreement.

8. Entire Agreement. This Agreement contains the entire agreement of the parties and supersedes any and all prior or contemporaneous negotiations, correspondence, understandings and agreements between or among the parties, written or oral, regarding the subject matter hereof.

9. Modification and Waiver. This Agreement may be amended or modified at any time only by a written instrument executed by Seller, Shareholders holding a majority of the shares of common stock of Seller owned by all of the Shareholders, and Buyer. Any of the terms, covenants, representations, warranties or conditions hereof may be waived by a written instrument executed by the party waiving compliance; provided that, for this purpose, the Shareholders all be deemed to be a single party, and such instrument need be executed only by the holders of a majority of the shares of common stock of Seller held by all of them. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same. No waiver by any party of the breach of any term, agreement, covenant, representation or warranty in this Agreement as a condition to such party's obligations hereunder shall release or affect any liability resulting from such breach, and no waiver of any nature, whether by conduct or otherwise, in any one or more instances shall be deemed to be or be construed as a further or continuing waiver of any such condition or of any breach of any other term, agreement, covenant, representation or warranty.

10. Notices. All notices, requests, waivers, approvals, instructions, consents, demands and other communications hereunder shall be in writing and shall be deemed duly given and received when delivered personally, when transmitted by facsimile, one business day after being deposited for next-day delivery with a nationally recognized overnight delivery service, or three days after being deposited with the United States Postal Service as first class mail, with all charges or postage prepaid, properly addressed, as follows:

If to Seller, at --
Anchor Tiedown Systems, Inc.
144 S.W. 153rd St., Suite E
Burien, WA 98166
Facsimile No. (206) 988-0143
Attention: James E. Claus

With a copy to:
Walter Jaccard, Esq., Attorney at Law
2122 - 112th Avenue Northeast, Suite A300
Bellevue, WA  98004
Facsimile No.  (425) 637-0947

And:
William R. Pascoe
Pascoe & Rafton
1050 Northgate Drive, Suite 356
San Rafael, California 94903
Facsimile No.  (415) 492-3312

If to Buyer, at --
4637 Chabot Drive, Suite 200
P.O. Box 10789
Pleasanton, California  94588
Facsimile No. 925-847-9114
Attention:  Mr. Michael J. Herbert

With a copy to:
Shartsis, Friese & Ginsburg LLP
One Maritime Plaza, 18th Floor

San Francisco, California 94111
Facsimile No. 415-421-2922
Attention:  Douglas L. Hammer, Esq.

11. Counterparts. This Agreement may be executed in any number of counterparts, or by different parties in different counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12. Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns; provided that none of Seller and the Shareholders shall assign this Agreement or any rights hereunder or delegate any duties hereunder, without the prior consent of Buyer, and any attempted or purported assignment or delegation by any of Seller and the Shareholders without the consent of Buyer shall be void.

13. Exhibits. All schedules and exhibits attached hereto and the documents and instruments delivered at the closing hereunder are expressly made a part of this Agreement as fully as though completely set forth herein, and all references to this Agreement herein or in any of such documents and instruments (whether or not such references include a specific reference to such documents and instruments) shall be deemed to refer to and include all such documents and instruments. Any breach of or default under any provision of any of such documents and instruments, shall, for all purposes, constitute a breach or default under this Agreement.

14. Number and Gender. Whenever the context requires, the use in this Agreement of the singular number shall be deemed to include the plural and vice versa, each gender shall be deemed to include each other gender, and "person" shall be deemed to include, in addition to natural person, corporation, partnership, limited liability company, trust, association, firm or other entity or organization.

15. No Third Party Beneficiaries. This Agreement is not intended, nor shall it be construed, to confer any enforceable rights on any person who is not a party hereto.

16. Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of California.

17. Headings. The headings herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction or interpretation of any provision hereof.

IN WITNESS WHEREOF, this Asset Purchase Agreement has been duly executed by or on behalf of the parties hereto as of the date first above written.



---------------------------------
James E. Claus



---------------------------------
Arthur B. Richardson



---------------------------------
Kenneth T. Boilen



---------------------------------
Robert T. Claus



---------------------------------
Janet M. Claus


ANCHOR TIEDOWN SYSTEMS, INC.


By
---------------------------------
James E. Claus
President


SIMPSON STRONG-TIE COMPANY INC.



By
---------------------------------
Michael J. Herbert
Chief Financial Officer

                     LIST OF EXHIBITS AND SCHEDULES

Exhibit A               Form of Bill of Sale and Assignment
Exhibit B               Form of Assignment of Patent Rights
Exhibit C               Intentionally Omitted
Exhibit D               Form of Opinion of Counsel for Seller and the
Shareholders
Exhibit E               Form of Consulting Agreement
Exhibit F               General Release
Schedule 1.1.3(a)       Assigned Contracts
Schedule 1.1.3(b)       Code Approvals
Schedule 2.7            Allocation of Purchase Price
Schedule 5.1.2          Share Ownership of Seller
Schedule 5.1.5          Directors and Officer of Seller
Schedule 5.1.6          Liens Affecting Seller or Its Properties or
Business
Schedule 5.1.7          Conflicts
Schedule 5.1.13         Intellectual Property
Schedule 5.1.15         Litigation
Schedule 5.1.18         Employment Arrangements
Schedule 5.1.22         Insurance

                                                           EXHIBIT A

                       BILL OF SALE AND ASSIGNMENT
                                   AND
                        ASSUMPTION OF LIABILITIES

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, and pursuant to that certain Asset Purchase Agreement dated as of July ___, 2000 (the "Agreement"), among Anchor Tiedown Systems, Inc., a Washington corporation ("Transferor"), James E. Claus, Arthur B. Richardson, Kenneth T. Boilen, and Robert T. Claus and Janet M. Claus, husband and wife, and Simpson Strong-Tie Company Inc., a California corporation ("Buyer"), Transferor hereby sells, assigns and transfers to Buyer all right, title and interest in and to all of the tangible and intangible assets identified or described on Exhibits I, II, III, IV, V and VI attached hereto and incorporated herein by this reference (the "Assets"). Capitalized terms used and not otherwise defined herein have the meanings respectively ascribed to them in the Agreement. Transferor covenants and warrants that:

(a) Transferor has fully paid for, and is the owner of, and has absolute title to, all of the Assets, free and clear of all mortgages, pledges, liens, claims, charges, encumbrances, community property rights, security interests and other defects of title, of any kind or nature, except only as is expressly set forth in an exhibit attached hereto.

(b) Transferor has not made any prior sale, assignment, transfer or other disposition of any of the Assets to any person, firm or association.

(c) Transferor has all right, power, authority and capacity to sell, assign, convey and transfer each and all of the Assets to Buyer.

(d) None of the licenses or permits, Assigned Contracts or leases or other contracts, or Code Approvals, included in the Assets, has been amended or changed, nor has any oral or written notice of breach, violation or default been received by Transferor under any of such licenses, permits, leases or contracts.

(e) No notice is necessary or desirable to be given to, and no consent or approval is necessary or desirable to be obtained from, any person or party or governmental authority in connection with the transactions effected hereby, except such as have been given or obtained by Transferor and are in full force and effect.

(f) All of the Assets that are tangible, and each item thereof, are in good repair, condition and working order, reasonable wear and tear excepted, and, in the case of inventory, are in merchantable condition and of a usable and saleable quality.

(g) All acts, proceedings and things necessary and required by law or any instrument to which Transferor is a party or by which Transferor is bound to make this Bill of Sale and Assignment a valid, binding and legal obligation of Transferor, have been done and taken and have happened, and the execution and delivery of this Bill of Sale and Assignment have in all respects been authorized in accordance with law.

Transferor shall forever warrant and defend the sale, assignment, transfer, conveyance and delivery of each and every item of the Assets to Buyer and Buyer's successors and assigns, against each and every person lawfully claiming the same. Possession of all of the Assets and any and all instruments representing the same is being delivered to Buyer concurrently with this Bill of Sale and Assignment.

Transferor hereby appoints Buyer as Transferor's attorney-in-fact to demand, receive and collect for Buyer's own use and benefit all debts and obligations owing to Transferor on the effective date hereof in connection with the Assets. Transferor further authorizes Buyer to do all things legally permissible that may be required to recover and collect such debts and obligations and to use Transferor's name in any manner Buyer may deem necessary for the collection and recovery of those debts and obligations, but without cost, expense or damage to Transferor.

Buyer hereby assumes the performance and payment when due of all of the terms, covenants and conditions imposed on Transferor under or in connection with the Assigned Contracts identified in Exhibit III and all permits, licenses and authorizations included in the Assets. Buyer agrees to indemnify Transferor and hold Transferor harmless from and against any and all of such terms, covenants and conditions.

This Bill of Sale and Assignment and Assumption of Liabilities shall bind and inure to the benefit of Transferor and Buyer and their respective successors and assigns.

This Bill of Sale and Assignment and Assumption of Liabilities shall be governed by and construed and interpreted in accordance with the laws of the State of California.

IN WITNESS WHEREOF, this Bill of Sale and Assignment and Assumption of Liabilities has been duly executed by or on behalf of Transferor and Buyer on this ____________, 2000, at ____________, California.


BUYER:

SIMPSON STRONG-TIE COMPANY INC.


By
----------------------------------
Its
-----------------------------


By
----------------------------------
Its
-----------------------------


TRANSFEROR:

ANCHOR TIEDOWN SYSTEMS, INC.


By
----------------------------------
Its
-----------------------------


By
----------------------------------
Its
-----------------------------



EXHIBITS ATTACHED:

I        Equipment
II       Inventory
III      Assigned Contracts and Code Approvals
IV       Trade Names, Trademarks, Service Marks and Copyrights
V        Patent Rights
VI       Other Intangible Property

ADD ACKNOWLEDGMENTS

                                                           EXHIBIT B

                           PATENT ASSIGNMENTS

                       ASSIGNMENT OF PATENT RIGHTS

                                                           Patent No.
                                                           4,875,314

WHEREAS, James E. Claus of 144 SW 153rd, Suite E, Burien, Washington
98166 ("J. Claus") and Anchor Tiedown Systems, Inc., a Washington corporation having its principal place of business at 144 SW 153rd, Suite E, Burien, Washington 98166 ("Anchor", and collectively with J. Claus, the "Assignor") have acquired and own exclusively a certain invention entitled Connection System for Preventing Uplift of Shear Walls (the "Invention") for which Letters Patent of the United States of America has issued on October 24, 1989 and has been assigned patent number 4,875,314 (the "Patent"); and

WHEREAS, Simpson Strong-Tie Company Inc., a California corporation having its principal place of business at 4637 Chabot Drive, Suite 200, Pleasanton, California 94588 ("Assignee") desires to acquire the exclusive right, title and interest in and to the Invention and in and to the Patent and any similar legal protection to be obtained therefor in the United States of America, or its territorial possessions or in any and all foreign countries;

WHEREAS, on March 1, 1993 and as amended on January 1, 1997, J. Claus and Charles R. Condon ("C. Condon") entered into a License Agreement ("License Agreement") with Anchor giving Anchor the exclusive right to license the Patent for a period of thirteen (13) years;

WHEREAS, on July 31, 1999, C. Condon entered into a Stock Redemption and Separation Agreement with Anchor whereby, among other things, C. Condon assigned all of his rights and obligations in the Patent and the License Agreement to Anchor, effectively terminating half of the License Agreement as Anchor became both licensor and licensee of fifty percent (50%) of the Patent;

WHEREAS, Anchor, J. Claus, Arthur B. Richardson, Kenneth T. Boilen and Assignee have entered into an Asset Purchase Agreement ("Asset Purchase Agreement"), whereby Assignee will obtain all rights and obligations of Anchor under the License Agreement;

WHEREAS, in connection with the Asset Purchase Agreement and as a consequence of this Assignment Agreement, Assignee will become the sole licensor and licensee of the Patent, thereby nullifying the License Agreement, as a party may not license a right to itself;

WHEREAS, the parties desire to assign the Patent and to acknowledge the termination of the License Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby sells, assigns, transfers and sets over to Assignee and its successors and assigns, full and exclusive right, title and interest in and to the Invention and to the Patent or similar legal protection in the United

States and its territorial possessions and in all foreign countries, now existing or that may be obtained for the Invention in addition to the Patent, and to any continuation, division, renewal, substitute or reissue thereof or any legal equivalent thereof in the United States or any foreign country for the full term or terms for which the same may be granted, including all priority rights under the International Convention.

Assignor hereby covenants that no assignment, sale, agreement or encumbrance has been or will be made or entered into that would conflict with this Assignment. Assignor further covenants that Assignee will, upon request, be provided promptly with all pertinent facts and documents relating to the Invention and the Patent and all legal equivalents as may be known or accessible to Assignor, and that Assignor, at Assignee's expense, will testify as to the same in any interference or litigation relating thereto and will promptly execute and deliver to Assignee or its legal representatives any and all papers, instruments or affidavits required to apply for, obtain, maintain, issue and enforce the Invention, the Patent and its equivalents in the United States or in any foreign country, which may be necessary or desirable to carry out the purposes thereof. Assignor authorizes Assignee to record this Assignment with the United States Patent and Trademark Office without any further consent or signature from Assignor.

Effective as of the Closing Date (as defined in the Asset Purchase Agreement), J. Claus and Anchor agree that the License Agreement, and all rights and obligations thereunder, shall be terminated automatically and of no further force or effect.

IN WITNESS WHEREOF, this Assignment of Patent Rights has been duly executed and delivered by the undersigned on the dates set forth below their respective signatures.


ASSIGNOR:


--------------------------------------
James E. Claus

Date:  July 28, 2000

Anchor Tiedown, Inc.

By:
---------------------------------
Title:
------------------------------

Date:  July 28, 2000

ASSIGNEE:

SIMPSON STRONG-TIE COMPANY INC.

By:
---------------------------------
Title:
------------------------------

Date:  July 28, 2000

Add Acknowledgements

                       ASSIGNMENT OF PATENT RIGHTS

                                                           Patent No.
                                                           5,180,268

WHEREAS, Anchor Tiedown System, Inc., a Washington corporation having its principal place of business at 144 S.W. 153rd Street, Washington 98166 ("Assignor") has acquired and owns exclusively a certain invention entitled Expansion Washer (the "Invention") for which Letters Patent of the United States of America has issued on January 19, 1993 and has been assigned patent number 5,180,268 (the "Patent"); and

WHEREAS, Simpson Strong-Tie Company Inc., a California corporation having its principal place of business at 4637 Chabot Drive, Suite 200, Pleasanton, California, 94588 ("Assignee") desires to acquire the exclusive right, title and interest in and to the Invention and in and to the Patent and any similar legal protection to be obtained therefor in the United States of America, or its territorial possessions or in any and all foreign countries;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby sells, assigns, transfers and sets over to Assignee and its successors and assigns, full and exclusive right, title and interest in and to the Invention and to the Patent or similar legal protection in the United States and its territorial possessions and in all foreign countries, now existing or that may be obtained for the Invention in addition to the Patent, and to any continuation, division, renewal, substitute or reissue thereof or any legal equivalent thereof in the United States or any foreign country for the full term or terms for which the same may be granted, including all priority rights under the International Convention.

Assignor hereby covenants that no assignment, sale, agreement or encumbrance has been or will be made or entered into that would conflict with this Assignment. Assignor further covenants that Assignee will, upon request, be provided promptly with all pertinent facts and documents relating to the Invention and the Patent and all legal equivalents as may be known or accessible to Assignor, and that Assignor, at Assignee's expense, will testify as to the same in any interference or litigation relating thereto and will promptly execute and deliver to Assignee or its legal representatives any and all papers, instruments or affidavits required to apply for, obtain, maintain, issue and enforce the Invention, the Patent and its equivalents in the United States or in any foreign country, which may be necessary or desirable to carry out the purposes thereof. Assignor authorizes Assignee to record this Assignment with the United States Patent and Trademark Office without any further consent or signature from Assignor.

IN WITNESS WHEREOF, this Assignment of Patent Rights has been duly executed and delivered by the undersigned on the dates set forth below their respective signatures.

ASSIGNOR:

ANCHOR TIEDOWN SYSTEMS, INC.


By:
---------------------------------
Date:  July 28, 2000

ASSIGNEE:

SIMPSON STRONG-TIE COMPANY INC.

By:
---------------------------------
Title:
------------------------------
Date:  July 28, 2000

Add Acknowledgements

                       ASSIGNMENT OF PATENT RIGHTS

                                                           Patent No.
                                                           1,325,874

WHEREAS, James E. Claus of 144 SW 153rd, Suite E, Burien, Washington
98166 ("J. Claus") and Anchor Tiedown Systems, Inc., a Washington corporation having its principal place of business at 144 SW 153rd, Suite E, Burien, Washington 98166 ("Anchor", and collectively with J. Claus, the "Assignor") have acquired and own exclusively a certain invention entitled Structural Connection System (the "Invention") for which Letters Patent of the Canadian Patent Office has issued on January 11, 1994 and has been assigned patent number 1,325,874 (the "Patent"); and

WHEREAS, Simpson Strong-Tie Company Inc., a California corporation having its principal place of business at 4637 Chabot Drive, Suite 200, Pleasanton, California 94588 ("Assignee") desires to acquire the exclusive right, title and interest in and to the Invention and in and to the Patent and any similar legal protection to be obtained therefor in Canada or its territorial possessions or in any and all foreign countries;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby sells, assigns, transfers and sets over to Assignee and its successors and assigns, full and exclusive right, title and interest in and to the Invention and to the Patent or similar legal protection in Canada and its territorial possessions and in all foreign countries, now existing or that may be obtained for the Invention in addition to the Patent, and to any continuation, division, renewal, substitute or reissue thereof or any legal equivalent thereof in Canada or any foreign country for the full term or terms for which the same may be granted, including all priority rights under the International Convention.

Assignor hereby covenants that no assignment, sale, agreement or encumbrance has been or will be made or entered into that would conflict with this Assignment. Assignor further covenants that Assignee will, upon request, be provided promptly with all pertinent facts and documents relating to the Invention and the Patent and all legal equivalents as may be known or accessible to Assignor, and that Assignor, at Assignee's expense, will testify as to the same in any interference or litigation relating thereto and will promptly execute and deliver to Assignee or its legal representatives any and all papers, instruments or affidavits required to apply for, obtain, maintain, issue and enforce the Invention, the Patent and its equivalents in Canada or in any foreign country, which may be necessary or desirable to carry out the purposes thereof. Assignor authorizes Assignee to record this Assignment with the Canadian Patent Office without any further consent or signature from Assignor.

IN WITNESS WHEREOF, this Assignment of Patent Rights has been duly executed and delivered by the undersigned on the dates set forth below their respective signatures.


ASSIGNOR:


--------------------------------------
James E. Claus

Date:  July 28, 2000

Anchor Tiedown, Inc.

By:
---------------------------------
Title:
------------------------------

Date:  July 28, 2000

ASSIGNEE:

SIMPSON STRONG-TIE COMPANY INC.

By:
---------------------------------
Title:
------------------------------

Date:  July 28, 2000

Add Acknowledgements

                                                           EXHIBIT C

                          INTENTIONALLY OMITTED

                                                           EXHIBIT D

           OPINION OF COUNSEL FOR SELLER AND THE SHAREHOLDERS

WALTER B. JACCARD

ATTORNEY AT LAW
2122 - 112th Ave. NE, Suite A300
Bellevue, WA 98004
(425) 455-3173
Fax (425) 637-0947
Email wjaccard@mindspring.com

July ___, 2000

Simpson Strong-Tie Company Inc.
4637 Chabot Drive, Suite 200
P.O. Box 10789
Pleasanton, California 94588

Re:  Purchase of assets of Anchor Tiedown Systems, Inc.

Ladies and Gentlemen:

I am delivering this opinion to you pursuant to Section 3.1.12 of the Asset Purchase Agreement (the "Asset Purchase Agreement"), dated as of July ___, 2000, by and among Anchor Tiedown Systems, Inc., a Washington corporation ("Seller"), and James E. Claus, Arthur B. Richardson, Kenneth
T. Boilen and Robert T. Claus and Janet M. Claus, husband and wife (the "Shareholders"), on the one hand, and Simpson Strong-Tie Company Inc., a California corporation ("Buyer"), on the other hand. Capitalized terms used and not otherwise defined herein have the meanings respectively ascribed to them in the Asset Purchase Agreement.

I have examined originals or copies of the following documents:

(i)    the Articles of Incorporation of Seller;
(ii)   the By-Laws of Seller;
(iii) certain records of proceedings and actions of the Shareholders and the Board of Directors of Seller;
(iv)   the Asset Purchase Agreement;
(v)    the Bill of Sale;
(vi)   the Patent Assignments;
(vii)  the Consulting Agreements; and

(viii) certificates of public authorities, or certified copies of documents supplied by them, as to certain information regarding the formation, valid existence, and good standing of Seller.

With your permission I have, without independent investigation, assumed (1) the authenticity of each document submitted to me as an original, (2) the conformity to the original of each document submitted to me as a copy and the authenticity of its original, (3) the genuineness of all signatures, and (4) the legal capacity of natural persons. With your permission, I have, without independent investigation, also assumed that Buyer had the power to enter into and perform all documents to which it is a party and the due authorization, execution and delivery of all such documents by Buyer. With your permission, I have, without independent investigation, also assumed that any certificate or representation on which I have relied is authentic and accurate as to the factual matters.

Whenever my opinion herein with respect to the existence or absence of facts is indicated to be based on my knowledge, it is intended to signify that during the course of my representation of Seller, no information has come to my attention which would give me actual knowledge of the existence or absence of such facts. In addition, I have not undertaken any independent investigation to determine the existence or absence of such facts, other than a review of the documents listed above and the other documents in my files relating specifically to Seller and the Shareholders. Notwithstanding the foregoing, with your permission, I have not made or undertaken to make any investigation with respect to the state of title, authenticity, validity, or enforceability of the Intellectual Property and, notwithstanding anything to the contrary that may be set forth herein, I express no opinion with respect to such matters.

I have made such examination of the laws of the State of Washington and applicable Federal law as I deemed relevant and necessary for the purposes of this opinion letter. I am not admitted to practice in any state other than the State of Washington. Accordingly, I express no opinion as to the laws of any state or jurisdiction other than that of the State of Washington and applicable Federal laws. Notwithstanding the foregoing, with your permission, I have not made or undertaken to make any examination of the Federal laws governing Intellectual Property, and, notwithstanding anything to the contrary that may be set forth herein, I express no opinion with respect to the Federal laws governing Intellectual Property.

Based upon the foregoing and in reliance thereon, and subject to the limitations, qualifications, and assumptions set forth herein, I am of the opinion that:

(a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington. The Seller is duly qualified to conduct business and is in good standing as a foreign corporation under the laws of the State of California and each other jurisdiction where, by virtue of its business conducted therein, it is required to be so qualified.

(b) The authorized capital stock of Seller consists of 50,000 shares of common stock, of which 32,222 shares have been duly and validly issued and are outstanding, fully paid, nonassessable and free of preemptive and similar rights, except that (1) the holders of such shares have preemptive rights as set forth in RCW 23B.06.300, and (2) 10,000 of such shares were issued in exchange for promissory notes that have not been paid in full.

(c) Seller has all necessary power, authority and capacity to carry on its business as now being conducted, to own its assets, to sell the Assets to Buyer as contemplated in the Asset Purchase Agreement, to execute and deliver the Asset Purchase Agreement, the Bill of Sale, the Patent Assignments and the Consulting Agreements (collectively, the "Transaction Documents") and all certificates, instruments and other documents contemplated thereby and to perform its obligations thereunder.

(d) All necessary action and other proceedings required to be taken by any or all of Seller and the Shareholders to authorize and carry out the Transaction Documents have been duly and properly taken, and all certificates, instruments and other documents contemplated thereby and to consummate the transactions contemplated thereby have been duly and properly executed and delivered.

(e) The Transaction Documents have been duly executed and delivered by Seller and the Shareholders party thereto, respectively, and constitute legal, valid and binding agreements of such Seller and the Shareholders, enforceable against them in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally and except for limitations imposed by general principles of equity on the availability of equitable remedies.

(f) The instruments and documents of transfer and conveyance executed and delivered by Seller on or prior to the Closing Date are valid in accordance with their terms and are effective to transfer and convey to Buyer all of the Assets, free and clear of any Liens known to me, provided, however, that I express no opinion with respect to the transfer of the Intellectual Property.

(g) Except with respect to the Code Approvals as to which I express no opinion, all waivers, approvals and consents of third parties required for the transfer or conveyance to Buyer of any and all of the Assets have been obtained, and all other actions and proceedings required by any contract, agreement, commitment, lease or understanding known to me, or by law, or by the Transaction Documents or any certificate, instrument or other document contemplated thereby, to be taken by Seller, or any of the Shareholders, at or prior to the closing under the Asset Purchase Agreement and in connection with the transactions contemplated thereby or by any certificate, instrument or document contemplated thereby, have been duly and validly taken.

(h)  To the best of my knowledge, except with respect to the Code
Approvals as to which I express no opinion, neither Seller nor any of the Assets is subject to any charter provision or bylaw, or to any Lien, indenture, lease, agreement or instrument known to me, or to any law, rule, regulation, order, judgment or decree of public record, that would interfere with consummation of the transactions contemplated by any of the Transaction Documents or by any certificate, instrument or document contemplated thereby.

(i) Except with respect to the Code Approvals as to which I express no opinion, the execution and delivery by Seller and the Shareholders of the Transaction Documents, the performance by each of them of its or his respective obligations thereunder and its or his performance of, fulfillment of and compliance with all of the terms and conditions thereof, do not and will not conflict with, breach or result in a breach of the terms, conditions or provisions of, or constitute a default under, result in the creation of any Lien on any of its or his properties pursuant to, give any third party the right to accelerate any obligation under, violate or result in a violation of, or require any authorization, consent, approval, exemption or other action by or notice to any person or any court or administrative or governmental body or agency pursuant to, any Lien, agreement, indenture or instrument known to me, or any law, statute, code, ordinance, rule, regulation, order, judgment or decree of public record, to or by which any of Seller and the Shareholders is a party, is subject or is bound.

(j)  Except as set forth in Schedule 5.1.15 of the Asset Purchase
Agreement, I have no knowledge of any litigation, proceeding or governmental investigation pending or threatened against or relating to Seller, any of the Assets or any of the transactions contemplated by the Transaction Documents.

This opinion is solely for your benefit in connection with the referenced transaction and may not be quoted or relied on by, nor copies be delivered to, any other person, or used for any other purpose, without my prior written consent.

Very truly yours,

Walter B. Jaccard

                                                           EXHIBIT E

                    INDEPENDENT CONTRACTOR AGREEMENT

This Agreement is entered into as of July ___ 2000, by and between Simpson Strong-Tie Company Inc., a California corporation ("Company") and Kenneth
T. Boilen ("Consultant") (collectively the "Parties").

1. Term of Agreement. This Agreement will become effective on the date stated above, and will continue in effect until the Services provided for in this Agreement have been fully performed or until this Agreement is terminated as provided below.

2. Services of Consultant. Consultant agrees to perform the services described in Appendix A attached to this Agreement, as further defined by Company from time-to-time during the Term of this Agreement (the "Services"). Consultant represents that he has the qualifications and skills necessary to perform the Services under this Agreement, and that all Services will be performed under this Agreement in a competent, professional manner, without the advice or direction of the Company in accordance with the standards of care, skill and diligence observed by similar professionals performing such services. Consultant has discretion for the manner in which the Services under this Agreement will be performed, subject to Company's acceptance of the work performed. Consultant will determine the method, details, and means of performing the Services. Consultant may, at his own expense, use employees or other subcontractors to perform the Services under this Agreement, but will honor all reasonable requests by Company to remove and replace any employee or subcontractor upon request by the Company.

3. Compensation and Reimbursement of Expenses. The Company shall pay Consultant for the Services as set forth in Appendix A of this Agreement. The Company will reimburse Consultant for all reasonable out-of-pocket expenses approved in advance by the Company and supported by adequate documentation for costs of travel and accommodations incurred as a result of, and in the course of, performing Services for the Company ("Expenses"). Reimbursement to Consultant shall be made within thirty days after Consultant submits an invoice to the Company, along with receipts for all Expenses to be reimbursed. Consultant agrees to submit such invoices and receipts within sixty days after the Expenses are incurred. Consultant further agrees that the Company will not have any liability whatsoever for any Services performed or Expenses incurred if Consultant fails to submit an invoice and/or receipt to the Company within the sixty day period.

4. Relationship of the Parties. Consultant is entering into this Agreement as, and shall continue to be, an independent contractor. Under no circumstances shall Consultant become an employee, partner, agent or principal of the Company while this Agreement is in effect. Subject to Sections 7 and 11 of this Agreement, Consultant may represent, perform services for, and contract with as many additional clients, persons or companies as Consultant sees fit. Consultant understands and agrees that Consultant is not entitled to the rights or benefits afforded to the Company's employees, including disability or unemployment insurance, worker's compensation, medical insurance, sick leave, or any other employment benefit. Consultant is responsible for providing, at his own expense, disability, worker's compensation, unemployment and other insurance, as well as all licenses and permits usual or necessary for Consultant and his employees and/or subcontractors to perform the Services.

5. Company's Cooperation. Company agrees to comply with all reasonable requests for, and to provide access to, all documents and information reasonably necessary to the performance of Consultant's duties under this Agreement.

6. Consultant's Tax Obligations. Consultant is responsible for paying when due all income taxes, including estimated taxes, incurred as a result of the compensation paid by Company to Consultant. On request, Consultant will provide the Company with proof of timely payment. Consultant agrees to indemnify the Company for any claims, costs, losses, fees, penalties, interest, or damages suffered by the Company resulting from Consultant's failure to comply with this provision.

7.   Confidentiality and Nondisclosure of Company Information.

(a)  Confidential Information.  As used in this Agreement,
Confidential Information means all information and materials of Company (or any information or materials provided in confidence by a third party) disclosed, directly or indirectly, either orally or in writing, to Consultant, including all business and marketing plans, financial data, compensation information, pricing and cost information, client and prospective client lists and client and prospective client-related information, product and software development information, systems integration and technical information, know-how, programming, models, strategies, analyses, databases, methods, techniques and processes.
Without limiting the generality of the foregoing, Confidential Information includes all computer software, source code, object code, software specifications, user interfaces, graphic displays, operating manuals, and databases; information and materials relating to computer software, features or enhancements now existing or under development or consideration; and confidential customer, financial and business information. Consultant acknowledges that information need not be labeled as "confidential" to qualify as Confidential Information.

(b) Exclusion. Confidential Information does not include information that Consultant can demonstrate: (i) is now or hereafter becomes, through no act or failure to act on the part of Consultant, generally known or widely available to the public; (ii) was known by Consultant prior to receiving such information or materials from Company; or (iii) is independently developed by Consultant without using, incorporating, referencing, recreating or relying upon any of the Confidential Information.

(c) Nondisclosure and Nonuse. Consultant acknowledges that while performing Services for the Company Consultant will have access to and be provided with Confidential Information. Consultant will at all times during and after the term of this Agreement hold in strict confidence and not directly or indirectly disclose or use, or assist or facilitate any other person to disclose or use, any Confidential Information. Notwithstanding the foregoing, Consultant understands that Consultant may use Confidential Information only to the extent necessary to perform the Services set forth in Exhibit A to this Agreement. If at any time Consultant becomes aware of any possibility that Confidential Information is at risk of being publicly disclosed, Consultant will immediately give written Notice to the Company so that reasonable efforts can be made to maintain the secrecy of the Confidential Information.

8. Inventions and Original Works. Consultant agrees that all right, title, and interest in and to any and all software, original works of authorship, developments, concepts, improvements, designs, discoveries, inventions, ideas, trademarks or trade secrets, whether or not patentable or registrable under copyright or similar laws (collectively referred to as "Inventions"), which Consultant may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the term of this Agreement shall be and are hereby assigned to the Company or its designee, except for any Inventions which:
(i) Consultant developed entirely on his own time without using the Company's equipment, supplies, facilities, or Confidential Information;
(ii) are unrelated to the Company's business; and (iii) do not result from any work Consultant performed for the Company. Consultant further agrees to execute all documents and take all actions to vest title in Company and to effect the assignment upon request and to obtain patents or copyrights for any Inventions, including but not limited to: (i) providing, if requested, all data, plans, specifications, descriptions, documentation, and other information; (ii) requiring its Consultants to execute, if requested, all applications, oaths, assignments and all other instruments and papers which Company shall deem necessary; and (iii) assisting Company in completing any applications or registrations relating to such Inventions. Consultant acknowledges and agrees that the decision whether or not to commercialize or market any Invention is within the Company's sole discretion and that no royalty or other compensation of any kind will be due to Consultant as a result of the Company's efforts to commercialize or market any such Invention. Notwithstanding the foregoing, the Company acknowledges that Consultant currently has a patent application on file with the United States Patent and Trademark Office under filing number 09-257,875 for a "Garage Door" invention which Invention shall not be subject to this Section 8.

9. Returning Company Documents and Computer Files. Upon termination of this Agreement, Consultant agrees to deliver to the Company (and not keep in Consultant's possession, recreate, copy or deliver to anyone else) any and all computer files, software, e-mail messages, notes, memoranda, reports, records, data, spreadsheets, presentations, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, equipment, devices, and any other materials, documents or property, including any reproductions of all such items, belonging to, obtained by or prepared by Consultant during the term of this Agreement or otherwise belonging to the Company, its successors or assigns.

10. Non-Solicitation of Company Employees. During the term of this Agreement and for a period of one year after the termination of this Agreement for any reason, Consultant agrees that Consultant will not solicit, induce, recruit or encourage directly or indirectly (nor will Consultant direct, encourage or assist anyone else to solicit, induce, recruit or encourage) any of the Company's employees to terminate their employment with Company or to work elsewhere.

11. Non-Interference with Company's Prospective Business Relationships. Consultant understands that performing the Services set forth in Exhibit A to this Agreement may require Consultant to contact directly or otherwise establish business relationships with individuals and entities that are customers, vendors, business partners or clients of the Company, and that Consultant may become aware of the identity of such persons and of the

Company's Confidential Information related to such persons. Consultant understands that the Company has made efforts to maintain the secrecy and confidentiality of such Confidential Information, which includes among other things, proprietary and confidential technical, marketing, sales and other business information about the Company's customers, vendors, business partners and clients. Consultant understands and agrees that such Confidential Information provides the Company with a competitive advantage in establishing and maintaining existing and prospective business relationships and that disclosure or use of such Confidential Information would unfairly impair or interfere with the Company's ability to conduct its business profitably and would result in irreparable harm to the Company. Consultant agrees that during the term of this Agreement and for a period of one year immediately following the termination of the Agreement for any reason, Consultant will not directly or indirectly solicit or divert, or attempt to solicit or divert, from the Company, any customers, vendors, business partners or clients, nor will Consultant directly or indirectly interfere with or assist any other person in interfering with the existing or prospective contracts, arrangements, or business relationships of the Company with its customers, vendors, business partners and clients.

12.  Intentionally Omitted.

13. Indemnity. Consultant agrees to indemnify, defend, and hold the Company free and harmless from all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, attorneys' fees, and costs, that the Company may incur or suffer as a result of or related to any willful misconduct, negligence, breach or failure to perform any of the representations, warranties or obligations contained in this Agreement.

14. Assignment. Neither this Agreement nor any duties or obligations under this Agreement may be assigned by Consultant or Company without the prior written consent of the other party.

15.  Termination of Agreement.

(a) Expiration of Agreement. Unless otherwise terminated as provided in this Agreement, this Agreement shall commence on the date hereof and shall continue until the first anniversary of the date of this Agreement. This Agreement may be renewed for a successive one year term, provided Consultant requests renewal and the Company agrees to such renewal.

(b) Termination by Company. Notwithstanding any other provision of this Agreement, the Company may terminate this Agreement at any time with or without Cause (as defined herein) by giving fifteen (15) days' written Notice to Consultant. In the event the Company terminates this Agreement without Cause during the initial one year term, the Company shall pay Consultant the remaining compensation due Consultant under this Agreement, payable monthly within 10 days after the end of each month and not as a lump sum. For the purpose of this Agreement, "Cause" means (i) conviction of a misdemeanor involving moral turpitude or a felony, (ii) any insobriety or substance abuse that in any way affects Consultant's ability to perform services contemplated hereby, (iii) any unlawful or wrongful act, omission, activity or conduct during or in connection with the performance of such services, or (iv) any wilful failure or refusal by Consultant to perform promptly and competently any services contemplated by this Agreement.

(c) Termination by Consultant. Except during the initial ninety (90) day period of this Agreement, Consultant may terminate this Agreement, effective not earlier than fifteen (15) days after the Company receives Consultant's notice of such termination. On such termination by Consultant, Consultant shall be entitled only to Consultant's fee hereunder to the date of such termination, and shall not be entitled to any other compensation, including, without limitation, any severance compensation.

(d) Termination Due to Disability. If, in the reasonable judgment of Company, Consultant becomes unable to perform competently and efficiently Consultant's duties hereunder because of any physical, mental or legal disability (including sickness or an injunction or similar order or decree of a court of competent jurisdiction preventing or severely impairing the performance of Consultant's duties hereunder, Consultant shall be entitled to Consultant's fee accrued as of the date of such termination as provided herein until the total period of disability exceeds sixty consecutive days or, whether or not continuous and whether or not the same disability, exceeds an aggregate of 120 days in any twelve-month period. If the total period of disability exceeds sixty consecutive days or an aggregate of 120 days in any twelve-month period, either Consultant or the Company may terminate this Agreement by giving written notice to the other, effective thirty days from receipt of such notice. On such termination, Consultant shall only be entitled to Consultant's fee accrued as of the date of such termination and shall not be entitled to any other compensation, including, without limitation, any fee or severance compensation. Notwithstanding the foregoing, the Company acknowledges that Consultant has a disability that restricts his movement and limits Consultant's ability to be present in the Company's place of business. This disability of Consultant will not serve as a basis for terminating Consultant under this Section 15(c) as long as Consultant continues to perform his normal duties in the same manner as he is performing such duties as of the date of this Agreement.

16.  General Provisions.

(a) Notices. Any Notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or three (3) days after mailing if mailed by registered or certified mail with postage and fees prepaid, addressed to the other Party at the address below, or at such other address as the other Party may designate.

To:  Company

4637 Chabot Drive, Suite 200
P.O. Box 10789
Pleasanton, California  94588
Facsimile No. 925-847-9114
Attention:  Mr. Michael J. Herbert

To:  Consultant

Kenneth T. Boilen

19 Columbine Court
Napa, California  94558

With a copy to:

William R. Pascoe
Pascoe & Rafton
1050 Northgate Drive, Suite 356
San Rafael, California 94903
Facsimile No.: 415-492-3312

(b) Severability. The invalidity or unenforceability of any provision, word, phrase, clause, sentence, paragraph or section hereof shall in no way affect the validity or enforceability of any other provision, word, phrase, clause, sentence, paragraph or section hereof, and any such invalid or unenforceable provision that is overbroad in scope, duration or coverage, shall be deemed narrowed to the broadest term permitted by applicable law and shall be enforced as narrowed. If one or more of the provisions in this Agreement are deemed invalid or unenforceable, then the remaining provisions will continue in full force and effect.

(c) Successors. This Agreement shall inure to the benefit of and bind the Company and Consultant, and their respective successors, assigns, heirs, legatees, devisees and personal representatives.

(d) Entire Agreement. This Agreement contains the entire agreement of the Company and Consultant with respect to the subject matter contained herein and supersedes all prior negotiations, correspondence, understandings and agreements between them with respect to the subject matter hereof, including any other Confidentiality Agreements, Independent Contractor Agreements or similar agreements that may have previously been executed by the parties.

(e) Governing Law and Forum Selection. This Agreement shall be construed and interpreted according to the laws of the State of California not including, however, rules relating to choice or conflicts of law. Any dispute arising out of or relating in any way to the subject matter of this Agreement shall solely be venued in San Francisco, California, and the parties hereby irrevocably submit to the jurisdiction and venue of a court in San Francisco, California, having subject matter jurisdiction.

(f) Survival. All agreements, representations, warranties and acknowledgments contained in Sections 6, 7, 8, 9, 10, 11 and 13 shall survive any termination of this Agreement.

(g) Written Modifications. This Agreement may only be amended with the written consent of the parties, and no oral waiver or amendment shall be effective under any circumstances whatsoever.

(h) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

THE DULY AUTHORIZED REPRESENTATIVES OF THE PARTIES ACKNOWLEDGE AND AGREE THAT THEY HAVE CAREFULLY READ AND UNDERSTAND ALL OF THE FOREGOING AND HAVE EXECUTED THIS AGREEMENT EFFECTIVE AS OF THE DATE FIRST WRITTEN ABOVE.


CONSULTANT:


--------------------------------------

COMPANY

SIMPSON STRONG-TIE COMPANY INC.


By
----------------------------------
Its
-----------------------------

                            APPENDIX A


1. Description of Services. Consultant will provide technical expertise in the areas of:

Technical sales, marketing and field problem resolution of "MBR" type of rod hold down systems.


2. Contractor's Qualifications. Consultant represents and warrants that Consultant has the following required qualifications:

Twenty years experience in sales marketing and filed problem solving of rod hold down systems.


3. Rates. Company shall pay Consultant $7,000 per month for the Services satisfactorily performed by Consultant, pursuant to the terms and conditions set forth in this Agreement.

                    INDEPENDENT CONTRACTOR AGREEMENT

This Agreement is entered into as of July ___ 2000, by and between Simpson Strong-Tie Company Inc., a California corporation ("Company") and Arthur B. Richardson ("Consultant") (collectively the "Parties").

1. Term of Agreement. This Agreement will become effective on the date stated above, and will continue in effect until the Services provided for in this Agreement have been fully performed or until this Agreement is terminated as provided below.

2. Services of Consultant. Consultant agrees to perform the services described in Appendix A attached to this Agreement, as further defined by Company from time-to-time during the Term of this Agreement (the "Services"). Consultant represents that he has the qualifications and skills necessary to perform the Services under this Agreement, and that all Services will be performed under this Agreement in a competent, professional manner, without the advice or direction of the Company in accordance with the standards of care, skill and diligence observed by similar professionals performing such services. Consultant has discretion for the manner in which the Services under this Agreement will be performed, subject to Company's acceptance of the work performed. Consultant will determine the method, details, and means of performing the Services. Consultant may, at his own expense, use employees or other subcontractors to perform the Services under this Agreement, but will honor all reasonable requests by Company to remove and replace any employee or subcontractor upon request by the Company.

3. Compensation and Reimbursement of Expenses. The Company shall pay Consultant for the Services as set forth in Appendix A of this Agreement. The Company will reimburse Consultant for all reasonable out-of-pocket expenses approved in advance by the Company and supported by adequate documentation for costs of travel and accommodations incurred as a result of, and in the course of, performing Services for the Company ("Expenses"). Reimbursement to Consultant shall be made within thirty days after Consultant submits an invoice to the Company, along with receipts for all Expenses to be reimbursed. Consultant agrees to submit such invoices and receipts within sixty days after the Expenses are incurred. Consultant further agrees that the Company will not have any liability whatsoever for any Services performed or Expenses incurred if Consultant fails to submit an invoice and/or receipt to the Company within the sixty day period.

4. Relationship of the Parties. Consultant is entering into this Agreement as, and shall continue to be, an independent contractor. Under no circumstances shall Consultant become an employee, partner, agent or principal of the Company while this Agreement is in effect. Subject to Sections 7 and 11 of this Agreement, Consultant may represent, perform services for, and contract with as many additional clients, persons or companies as Consultant sees fit. Consultant understands and agrees that Consultant is not entitled to the rights or benefits afforded to the Company's employees, including disability or unemployment insurance, worker's compensation, medical insurance, sick leave, or any other employment benefit. Consultant is responsible for providing, at his own expense, disability, worker's compensation, unemployment and other insurance, as well as all licenses and permits usual or necessary for Consultant and his employees and/or subcontractors to perform the Services.

5. Company's Cooperation. Company agrees to comply with all reasonable requests for, and to provide access to, all documents and information reasonably necessary to the performance of Consultant's duties under this Agreement.

6. Consultant's Tax Obligations. Consultant is responsible for paying when due all income taxes, including estimated taxes, incurred as a result of the compensation paid by Company to Consultant. On request, Consultant will provide the Company with proof of timely payment. Consultant agrees to indemnify the Company for any claims, costs, losses, fees, penalties, interest, or damages suffered by the Company resulting from Consultant's failure to comply with this provision.

7.   Confidentiality and Nondisclosure of Company Information.

(a)  Confidential Information.  As used in this Agreement,
Confidential Information means all information and materials of Company (or any information or materials provided in confidence by a third party) disclosed, directly or indirectly, either orally or in writing, to Consultant, including all business and marketing plans, financial data, compensation information, pricing and cost information, client and prospective client lists and client and prospective client-related information, product and software development information, systems integration and technical information, know-how, programming, models, strategies, analyses, databases, methods, techniques and processes.
Without limiting the generality of the foregoing, Confidential Information includes all computer software, source code, object code, software specifications, user interfaces, graphic displays, operating manuals, and databases; information and materials relating to computer software, features or enhancements now existing or under development or consideration; and confidential customer, financial and business information. Consultant acknowledges that information need not be labeled as "confidential" to qualify as Confidential Information.

(b) Exclusion. Confidential Information does not include information that Consultant can demonstrate: (i) is now or hereafter becomes, through no act or failure to act on the part of Consultant, generally known or widely available to the public; (ii) was known by Consultant prior to receiving such information or materials from Company; or (iii) is independently developed by Consultant without using, incorporating, referencing, recreating or relying upon any of the Confidential Information.

(c) Nondisclosure and Nonuse. Consultant acknowledges that while performing Services for the Company Consultant will have access to and be provided with Confidential Information. Consultant will at all times during and after the term of this Agreement hold in strict confidence and not directly or indirectly disclose or use, or assist or facilitate any other person to disclose or use, any Confidential Information. Notwithstanding the foregoing, Consultant understands that Consultant may use Confidential Information only to the extent necessary to perform the Services set forth in Exhibit A to this Agreement. If at any time Consultant becomes aware of any possibility that Confidential Information is at risk of being publicly disclosed, Consultant will immediately give written Notice to the Company so that reasonable efforts can be made to maintain the secrecy of the Confidential Information.

8. Inventions and Original Works. Consultant agrees that all right, title, and interest in and to any and all software, original works of authorship, developments, concepts, improvements, designs, discoveries, inventions, ideas, trademarks or trade secrets, whether or not patentable or registrable under copyright or similar laws (collectively referred to as "Inventions"), which Consultant may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the term of this Agreement shall be and are hereby assigned to the Company or its designee, except for any Inventions which:
(i) Consultant developed entirely on its own time without using the Company's equipment, supplies, facilities, or Confidential Information;
(ii) are unrelated to the Company's business; and (iii) do not result from any work Consultant performed for the Company. Consultant further agrees to execute all documents and take all actions to vest title in Company and to effect the assignment upon request and to obtain patents or copyrights for any Inventions, including but not limited to: (i) providing, if requested, all data, plans, specifications, descriptions, documentation, and other information; (ii) requiring its Consultants to execute, if requested, all applications, oaths, assignments and all other instruments and papers which Company shall deem necessary; and (iii) assisting Company in completing any applications or registrations relating to such Inventions. Consultant acknowledges and agrees that the decision whether or not to commercialize or market any Invention is within the Company's sole discretion and that no royalty or other compensation of any kind will be due to Consultant as a result of the Company's efforts to commercialize or market any such Invention. Notwithstanding the foregoing, the Company acknowledges that Consultant currently has a patent application on file with the United States Patent and Trademark Office under filing number 09-257,875 for a "Garage Door" invention which Invention shall not be subject to this Section 8.

9. Returning Company Documents and Computer Files. Upon termination of this Agreement, Consultant agrees to deliver to the Company (and not keep in Consultant's possession, recreate, copy or deliver to anyone else) any and all computer files, software, e-mail messages, notes, memoranda, reports, records, data, spreadsheets, presentations, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, equipment, devices, and any other materials, documents or property, including any reproductions of all such items, belonging to, obtained by or prepared by Consultant during the term of this Agreement or otherwise belonging to the Company, its successors or assigns.

10. Non-Solicitation of Company Employees. During the term of this Agreement and for a period of one year after the termination of this Agreement for any reason, Consultant agrees that Consultant will not solicit, induce, recruit or encourage directly or indirectly (nor will Consultant direct, encourage or assist anyone else to solicit, induce, recruit or encourage) any of the Company's employees to terminate their employment with Company or to work elsewhere.

11. Non-Interference with Company's Prospective Business Relationships. Consultant understands that performing the Services set forth in Exhibit A to this Agreement may require Consultant to contact directly or otherwise establish business relationships with individuals and entities that are customers, vendors, business partners or clients of the Company, and that Consultant may become aware of the identity of such persons and of the Company's Confidential Information related to such persons. Consultant understands that the Company has made efforts to maintain the secrecy and confidentiality of such Confidential Information, which includes among other things, proprietary and confidential technical, marketing, sales and other business information about the Company's customers, vendors, business partners and clients. Consultant understands and agrees that such Confidential Information provides the Company with a competitive advantage in establishing and maintaining existing and prospective business relationships and that disclosure or use of such Confidential Information would unfairly impair or interfere with the Company's ability to conduct its business profitably and would result in irreparable harm to the Company. Consultant agrees that during the term of this Agreement and for a period of one year immediately following the termination of the Agreement for any reason, Consultant will not directly or indirectly solicit or divert, or attempt to solicit or divert, from the Company, any customers, vendors, business partners or clients, nor will Consultant directly or indirectly interfere with or assist any other person in interfering with the existing or prospective contracts, arrangements, or business relationships of the Company with its customers, vendors, business partners and clients.

12.  Intentionally Omitted.

13. Indemnity. Consultant agrees to indemnify, defend, and hold the Company free and harmless from all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, attorneys' fees, and costs, that the Company may incur or suffer as a result of or related to any willful misconduct, negligence, breach or failure to perform any of the representations, warranties or obligations contained in this Agreement.

14. Assignment. Neither this Agreement nor any duties or obligations under this Agreement may be assigned by Consultant or Company without the prior written consent of the other party.

15.  Termination of Agreement.

(a) Expiration of Agreement. Unless otherwise terminated as provided in this Agreement, this Agreement shall commence on the date hereof and shall continue until the first anniversary of the date of this Agreement. This Agreement may be renewed for a successive one year term, provided Consultant requests renewal and the Company agrees to such renewal.

(b) Termination by Company. Notwithstanding any other provision of this Agreement, the Company may terminate this Agreement at any time with or without Cause (as defined herein) by giving fifteen (15) days' written Notice to Consultant. In the event the Company terminates this Agreement without Cause during the initial one year term, the Company shall pay Consultant the remaining compensation due Consultant under this Agreement, payable monthly within 10 days after the end of each month and not as a lump sum. For the purpose of this Agreement, "Cause" means (i) conviction of a misdemeanor involving moral turpitude or a felony, (ii) any insobriety or substance abuse that in any way affects Consultant's ability to perform services contemplated hereby, (iii) any unlawful or wrongful act, omission, activity or conduct during or in connection with the performance of such services, or (iv) any wilful failure or refusal by Consultant to perform promptly and competently any services contemplated by this Agreement.

(c) Termination by Consultant. Except during the initial ninety (90) day period of this Agreement, Consultant may terminate this Agreement, effective not earlier than fifteen (15) days after the Company receives Consultant's notice of such termination. On such termination by Consultant, Consultant shall be entitled only to Consultant's fee hereunder to the date of such termination, and shall not be entitled to any other compensation, including, without limitation, any severance compensation.

16.  General Provisions.

(a) Notices. Any Notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or three (3) days after mailing if mailed by registered or certified mail with postage and fees prepaid, addressed to the other Party at the address below, or at such other address as the other Party may designate.

To:  Company

4637 Chabot Drive, Suite 200
P.O. Box 10789
Pleasanton, California  94588
Facsimile No. 925-847-9114
Attention:  Mr. Michael J. Herbert

To:  Consultant

Arthur B. Richardson
One Greenwood Way
Mill Valley, California  94941

With a copy to:

William R. Pascoe
Pascoe & Rafton
1050 Northgate Drive, Suite 356
San Rafael, California 94903
Facsimile No.: 415-492-3312

(b) Severability. The invalidity or unenforceability of any provision, word, phrase, clause, sentence, paragraph or section hereof shall in no way affect the validity or enforceability of any other provision, word, phrase, clause, sentence, paragraph or section hereof, and any such invalid or unenforceable provision that is overbroad in scope, duration or coverage, shall be deemed narrowed to the broadest term permitted by applicable law and shall be enforced as narrowed. If one or more of the provisions in this Agreement are deemed invalid or unenforceable, then the remaining provisions will continue in full force and effect.

(c) Successors. This Agreement shall inure to the benefit of and bind the Company and Consultant, and their respective successors, assigns, heirs, legatees, devisees and personal representatives.

(d) Entire Agreement. This Agreement contains the entire agreement of the Company and Consultant with respect to the subject matter contained herein and supersedes all prior negotiations, correspondence, understandings and agreements between them with respect to the subject matter hereof, including any other Confidentiality Agreements, Independent Contractor Agreements or similar agreements that may have previously been executed by the parties.

(e) Governing Law and Forum Selection. This Agreement shall be construed and interpreted according to the laws of the State of California not including, however, rules relating to choice or conflicts of law. Any dispute arising out of or relating in any way to the subject matter of this Agreement shall solely be venued in San Francisco, California, and the parties hereby irrevocably submit to the jurisdiction and venue of a court in San Francisco, California, having subject matter jurisdiction.

(f) Survival. All agreements, representations, warranties and acknowledgments contained in Sections 6, 7, 8, 9, 10, 11 and 13 shall survive any termination of this Agreement.

(g) Written Modifications. This Agreement may only be amended with the written consent of the parties, and no oral waiver or amendment shall be effective under any circumstances whatsoever.

(h) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

THE DULY AUTHORIZED REPRESENTATIVES OF THE PARTIES ACKNOWLEDGE AND AGREE THAT THEY HAVE CAREFULLY READ AND UNDERSTAND ALL OF THE FOREGOING AND HAVE EXECUTED THIS AGREEMENT EFFECTIVE AS OF THE DATE FIRST WRITTEN ABOVE.


CONSULTANT:


--------------------------------------

COMPANY

SIMPSON STRONG-TIE COMPANY INC.


By
----------------------------------
Its
-----------------------------

                               APPENDIX A


1. Description of Services. Consultant will provide technical expertise in the areas of:

Engineering applications and structural evaluation of applications of the "MBR" type of rod hold down systems.

2. Contractor's Qualifications. Consultant represents and warrants that Consultant has the following required qualifications:

Thirty years direct experience in design, manufacture and installation of rod hold down systems.

3. Rates. Company shall pay Consultant $10,000 per month for the Services satisfactorily performed by Consultant, pursuant to the terms and conditions set forth in this Agreement.

                           CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this "Agreement") is made this ___ day of
July, 2000, between Anchor Tiedown Systems, Inc., a Washington corporation ("Consultant") and Simpson Strong-Tie Company Inc., a California corporation ("Simpson").

                          W I T N E S S E T H:

WHEREAS, Consultant provides management and support services to businesses involved in the design, manufacture, sales, distributing and marketing of non-wooden structural assemblies used in building construction;

WHEREAS, pursuant to an Asset Purchase Agreement dated as of July ___, 2000, by and among Simpson, Consultant, James E. Claus, Arthur B.
Richardson, Kenneth T. Boilen and Robert T. Claus and Janet M. Claus (the "Purchase Agreement"), Simpson has agreed to acquire certain Assets (as defined in the Purchase Agreement) of Consultant.

WHEREAS, as an inducement for Simpson to consummate the purchase of the Assets from Consultant as set forth in the Purchase Agreement, Consultant has agreed to be retained by Simpson as a consultant to the extent set forth in this Agreement;

WHEREAS, in connection with the Purchase Agreement, Consultant has agreed to change its name within ten (10) days of the Closing Date (as defined in the Purchase Agreement) and to assign the rights to Consultant's name to Simpson, and the parties desire that this Consulting Agreement survive such name change;

WHEREAS, Simpson desires to obtain the consulting services of Consultant subject to the terms and conditions contained herein; and

WHEREAS, in serving as a consultant of Simpson, Consultant will participate in the use and development of confidential proprietary information about Simpson, and the methods used by Simpson in competition with other companies, as to which Simpson desires to protect fully its rights.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.  Consulting Services.

1.1 Consultant shall provide management and office support services to Simpson and such other services as may be agreed to from time to time by the parties. During the three month term of this Consulting Agreement, these services shall be provided from the Consultant's Mill Valley and Concord locations, unless the parties otherwise so agree. In addition to the foregoing, the Key Employee (as defined in Section 1.2) shall have such duties and powers as are more specifically set forth in Appendix A attached hereto. During the term hereof, Consultant shall devote its best efforts and attention, on a full-time basis, to the performance of the duties required of Consultant. Simpson and Consultant intend to act and perform as independent entities, and the provisions hereof are not intended to create any partnership, joint venture, agency or employment relationship between the parties. Each party shall be solely responsible for and shall comply with all state and federal laws pertaining to employment taxes, income withholding, unemployment compensation contributions and other employment related statutes applicable to that party.

1.2  All services rendered hereunder shall be provided by the Key
Employee and the employees of Consultant listed on Appendix B attached hereto and at the employees shall be compensated at the rates specified for each employee on Appendix B, including the Key Employee and others that may be mutually agreed to by the parties. The Key Employee is James E. Claus, and Simpson and Consultant each agree that the Key Employee is essential to the provision of the services to be provided by Consultant pursuant to this Agreement.

2. Service Fee. As compensation for services rendered by Consultant hereunder, Consultant shall receive a monthly service fee of $25,160 per month which fee shall be payable in arrears in monthly installments. In the event one or more employees or the Key Employee terminates employment with Consultant during a calendar month, the service fee shall be reduced proportionately by the total costs of such employee or Key Employee as listed on Appendix B for that month and for each month thereafter taking into account the number of days such employee or Key Employee provided services to the Consultant during such month.

In addition to the monthly service fee above, Simpson agrees to reimburse the Key Employee for all reasonable travel expenses within fifteen (15) days after the Key Employee submits an invoice to Simpson, along with receipts for all travel expenses to be reimbursed. The Key Employee shall submit such invoices and receipts within thirty (30) days after the travel expenses are incurred. Simpson will not have any liability whatsoever for any travel expenses incurred if the Key Employee fails to submit an invoice and/or receipt to Simpson within the thirty (30) day period.

3.  Confidential Information and Trade Secrets.

3.1 Consultant recognizes that Consultant's position with Simpson requires considerable responsibility and trust, and, in reliance on Consultant's loyalty, Simpson may entrust Consultant and its employees, including the Key Employee, with highly sensitive confidential, restricted and proprietary information involving Trade Secrets and Confidential Information (as such terms are hereinafter defined).

3.2 For purposes of this Agreement, a "Trade Secret" is any scientific or technical information, design, process, procedure, formula or improvement that is valuable and not known to competitors of Simpson. "Confidential Information" is any data or information, other than Trade Secrets, that is important, competitively sensitive, and not generally known by the public, including, but not limited to, Simpson's business plans, business prospects, customer lists, training manuals, product development plans, bidding and pricing procedures, market strategies, internal performance statistics, financial data, confidential personnel information concerning employees of Simpson, supplier data, operational or administrative plans, policy manuals, and terms and conditions of contracts and agreements. The terms "Trade Secret" and "Confidential Information" shall not apply to (i) information which is received by Consultant from a third party with no restriction on disclosure, (ii) information which is required to be disclosed by any applicable law; (iii) any data or information which Consultant can prove is known to others in the industry or is readily ascertainable with reasonable effort, (iv) any information which becomes generally known to the public or the industry after the date hereof through no wrongful act of Consultant, its employees or its Key Employee, or (v) any data or information Consultant can prove it, its employees or its Key Employee possessed or knew prior to the date such individuals became employees of Consultant.

3.3 Except as required to perform Consultant's duties hereunder, Consultant will not, and will cause the employees and the Key Employee not to, use or disclose any Trade Secrets or Confidential Information of Simpson during the term of this Agreement, whether pursuant to this Agreement or otherwise, at any time after the termination or expiration of this Agreement or prior to such time as they cease to be Trade Secrets or Confidential Information through no intentional or negligent act or failure to act by Consultant, the employees or the Key Employee in violation of this Agreement or otherwise.

3.4 Upon the request of Simpson, in any event, upon the termination of this Agreement, Consultant will, and will cause the employees and the Key Employee, either upon termination of this Agreement or upon termination of an employee's or the Key Employee's employment, to surrender to Simpson, as applicable, all memoranda, notes, records, manuals or other documents pertaining to Simpson's business or Consultant's, employee's or the Key Employee's services hereunder (including all copies thereof). Consultant will also, and will cause the employees and the Key Employee to, leave with Simpson all materials involving any Trade Secrets or Confidential Information of Simpson. All such information and materials, whether or not made or developed by Consultant, the employees or the Key Employee, shall be the sole and exclusive property of Simpson, and Consultant hereby assigns, and will cause the employees and/or the Key Employee to assign, to Simpson all of Consultant's, the employees and the Key Employee's right, title and interest in and to any and all of such information and materials.

4. Specific Enforcement. Consultant specifically acknowledges and agrees, and will cause the Key Employee to acknowledge and agree, that the restrictions set forth in Section 3 hereof are reasonable and necessary to protect the legitimate interests of Simpson and that Simpson would not have entered into this Agreement in the absence of such restrictions.
Consultant further acknowledges and agrees, and will cause the Key Employee to acknowledge and agree, that any violation of the provisions of Section 3 hereof will result in irreparable injury to Simpson, that the remedy at law for any violation or threatened violation of such Section will be inadequate and that in the event of any such breach, Simpson, in addition to any other remedies or damages available to it at law or in equity, shall be entitled to temporary injunctive relief before trial from any court of competent jurisdiction as a matter of course and to permanent injunctive relief without the necessity of proving actual damages.

5. Term. This Agreement shall be effective on July ___, 2000 and continue for an initial period of three months from such date, unless sooner terminated by either party in the manner set forth herein. On the expiration of the initial term hereof, this Agreement shall be automatically renewed on a month to month basis until written notice of termination is given by either party at least thirty days prior to such termination. The date upon which this Agreement and Consultant's service hereunder shall terminate, whether pursuant to the terms of this Section or pursuant to any other provision of this Agreement, shall hereafter be referred to as the "Termination Date."

6. Termination by Consultant. Consultant may terminate this Agreement with or without cause at any time upon delivery of a written notice of termination to Simpson at least thirty days prior to the Termination Date. In the event that Consultant terminates this Agreement, Consultant shall have no further rights or obligations hereunder, except as set forth in Section 3 above. Simpson shall have no further obligation to Consultant except for Simpson's obligation under Section 2 hereof for unpaid service fees that have accrued but have not been paid as of the Termination Date. The foregoing shall not limit or waive other claims or remedies available to Consultant.

7. Termination by Simpson. Simpson shall have the right at any time to terminate Consultant's service hereunder immediately with or without cause upon delivery of a written notice of termination to the Consultant at least thirty days prior to the Termination Date. In the event that Simpson terminates this Agreement, Simpson shall have no further rights or obligations hereunder, except as set forth in Section 3 above. In the event Consultant's service is terminated in accordance with this Section, Simpson shall have no further obligation to make any payments to Consultant hereunder except for unpaid service fees that have accrued but have not been paid as of the Termination Date. The foregoing shall not limit or waive any remedies or relief available to Simpson.

8.  Assignment.

8.1 Consultant agrees that it will not assign, transfer or convey, pledge or encumber this Agreement or its right, title or interest therein, without the consent in writing of Simpson. The parties agree that Consultant may change its name and such name change will not be considered an assignment or transfer under this Section 8.1.

8.2 This Agreement is assignable by Simpson to any affiliate of Simpson, although any such assignment shall not relieve Simpson of the obligations imposed upon it hereunder unless the assignee of this Agreement assumes Simpson's obligations hereunder.

9. Notices. Any notice or other communications under this Agreement shall be in writing, signed by the party making the same, and shall be delivered personally or sent by certified mail, postage prepaid, return receipt requested or sent by a nationally recognized overnight courier or delivery service, addressed as follows:

(a)  If to Consultant:   Merlin Holding Company
144 S.W. 153rd St., Suite E
Burien, WA 98166
Facsimile No. (206) 988-0143
Attention: James E. Claus

with a copy to:     Walter Jaccard, Esq., Attorney at Law
2122 - 112th Avenue Northeast, Suite A300

Bellevue, WA  98004
Facsimile No. (425) 637-0947

or to such other address as may be furnished by Consultant to Simpson in writing.

(b)  If to Simpson:      4637 Chabot Drive, Suite 200
P.O. Box 10789
Pleasanton, California  94588
Facsimile No. 925-847-9114
Attention:  Mr. Michael J. Herbert

With a copy to:     Shartsis, Friese & Ginsburg LLP
One Maritime Plaza, 18th Floor
San Francisco, California 94111
Facsimile No. 415-421-2922
Attention:  Douglas L. Hammer, Esq.

or to such other address as may be furnished by Simpson to Consultant. All such notices shall be deemed given on the date personally delivered, mailed or couriered.

10. Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Washington.

11. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid, but if any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability for any such provisions in every other respect and of the remaining provisions of this Agreement shall not be in any way impaired.

12. Modification. No waiver or modification of this Agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith and no evidence of any waiver or modification shall be offered or received in evidence of any proceeding, arbitration or litigation between the parties hereunder, unless such waiver or modification is in writing, duly executed as aforesaid and the parties further agree that the provisions of this section may not be waived except as herein set forth.

13. Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter contained herein. There are no representations, restrictions, promises, covenants or undertakings, other than those expressly set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter. This Agreement may not be changed except by a writing executed by the parties.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the undersigned have executed this Consulting
Agreement on the day and year first above written.



Anchor Tiedown Systems, Inc., a Washington corporation


By:
------------------------------------
Its:
-----------------------------------


Simpson Strong-Tie Company Inc.,
a California corporation


By:
------------------------------------
Michael J. Herbert, Chief Financial Officer

                               APPENDIX A

Key Employee's Duties

Administrative supervision of employees, consultants and agents of Consultant, including the provision of services in connection with the transition of the Assets (as defined in the Purchase Agreement) from Consultant to Company.

                               APPENDIX B

Employees of Consultant

                                                                   TOTAL
     NAME          LOCATION          POSITION          SALARY      COSTS*
---------------  -------------  -------------------  ----------  ----------

Curt Shulte      Santa Clarita  Outside Sales        $6,000/mo.  $9,030/mo.
Dana Litwin      Mill Valley    Administration       $3,250/mo.  $3,890/mo.
Phil Richardson  Mill Valley    Computer Design      $3,000/mo.  $3,600/mo.
Jim Reed         Mill Valley    Takeoffs/Field
Inspection          $4,200/mo.  $4,980/mo.
Curt Ramser      Concord        Warehouse            $2,800/mo.  $3,370/mo.
Steve Pascoe     Concord        Part-Time Assistant  $  250/mo.  $  290/mo.
Jim Claus        Burien         Administrative             **
Elaine McKeever  Burien         Administrative             **



*   Total costs include employee benefits and medical costs.

** Salaries are included in the fee paid under Section 4.25 of the Purchase Agreement for the Burien Location (as defined in the Asset Purchase Agreement).

                                                           EXHIBIT F

                             GENERAL RELEASE

This GENERAL RELEASE (this "Release") is given as of July ___, 2000, by Charles R. Condon ("C. Condon") in favor of Anchor Tiedown Systems, Inc. a Washington corporation ("Corporation"), and Simpson Strong-Tie Company Inc., a California corporation ("Simpson").

Recitals

A.  Pursuant to that certain Asset Purchase Agreement (the
"Agreement") dated July ___, 2000, by and among Simpson, the Corporation, James E. Claus, Arthur B. Richardson, Kenneth T. Boilen and Robert T. Claus and Janet M. Claus, husband and wife, Simpson agreed to purchase the Assets (as defined in the Agreement) of the Corporation from the Corporation.

B.  Pursuant to a Stock Redemption and Separation Agreement dated July
31, 1999, between C. Condon and the Corporation (the "Redemption Agreement"), the undersigned agreed to resign as a director and officer of the Corporation and the Corporation agreed to pay C. Condon over the course of forty-eight months for, among other things, C. Condon's interest in Patent No. 4,875,314 and C. Condon's stock in the Corporation.

C. In connection with the Agreement, the Corporation has agreed to pay to C. Condon $317,215 in discharge of the Corporation's obligations under the Redemption Agreement.

D. Capitalized terms used and not otherwise defined herein have the meanings respectively ascribed to such terms in the Agreement.

NOW THEREFORE, in consideration of the foregoing and as a material inducement to Simpson and the Corporation to consummate the transactions contemplated by the Agreement, C. Condon agrees as follows:

1. General Release. For himself and his heirs, executors, administrators, assigns, agents, employees, successors, predecessors and affiliates, C. Condon hereby forever releases, acquits and discharges the Corporation and Simpson and their respective heirs, executors, administrators, assigns, officers, directors, stockholders, agents, employees, attorneys, accountants, successors, predecessors, subsidiaries, divisions and affiliates, from any and all claims, disputes, demands, contracts, commitments, undertakings, arrangements, debts, duties, agreements, actions, causes of action, obligations, damages and liabilities, of every kind and nature whatsoever, whether known or unknown, whether existing, claimed to exist, suspected to exist or which can ever hereafter exist, patent or latent, accrued or contingent or fixed, by reason of any dispute, disagreement, act, event, occurrence, omission, claim, right or other matter or thing whatsoever, arising out of or relating to or in any way connected with the Redemption Agreement, the Agreement or the consummation of any of the transaction contemplated thereby.

2. California Civil Code. C. Condon hereby waives and relinquishes all rights and benefits afforded by Section 1542 of the California Civil Code, which states as follows:

"A general release does not extend to claims to which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

C. Condon understands and acknowledges the significance and consequence of this waiver of Section 1542 and nevertheless elects to, and does, release those claims described in this Release, known or unknown, that he may have now or in the future arising out of or relating to any event arising on or prior to the date hereof.

4.  Miscellaneous.

(a) Successors and Assigns. This Release shall be binding in all respects on C. Condon and his heirs, successors and assigns and shall inure to the benefit of the Corporation, Simpson and their respective successors and assigns.

(b) Governing Law. This Release shall be governed by and construed and interpreted in accordance with the laws of the State of California.

(c) Severability. In the event that a court of competent jurisdiction enters a final judgment holding invalid any material provision of this Release, the remainder of this Release shall be fully enforceable.

(d) Fees and Costs. In any action to enforce, interpret or seek damages for violation of this Release, the prevailing party shall recover all attorneys' fees, litigation expenses and court costs.

IN WITNESS WHEREOF, the undersigned party has executed and delivered this Release as of the day and year first set forth above.



----------------------------------
Charles R. Condon